As filed with the Securities and Exchange Commission on February 11, 2005

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

           NEVADA              FALCON NATURAL GAS CORP.         98-0403897
(State or Other Jurisdiction     (Name of Registrant         (I.R.S. Employer
of Incorporation or Organization)   in Our Charter)         Identification No.)

                                                      MASSIMILIANO POZZONI
      WESTCHASE CENTER                                  WESTCHASE CENTER
 2500 CITY WEST BLVD, SUITE 300                   2500 CITY WEST BLVD, SUITE 300
    HOUSTON, TEXAS 77042                              HOUSTON, TEXAS 77042
      (713) 267-2240                   7389             (713) 267-2240
(Address and telephone number    (Primary Standard    (Name, address and
of Principal Executive Offices      Industrial      telephone number of agent
     and Principal Place         Classification Code      for service)
         of Business)                 Number)

                                    Copies to:
         Clayton E. Parker, Esq.                   Jacqueline G. Hodes, Esq.
         Kirkpatrick & Lockhart                     Kirkpatrick & Lockhart
          Nicholson Graham LLP                       Nicholson Graham LLP
 201 S. Biscayne Boulevard, Suite 2000     201 S. Biscayne Boulevard, Suite 2000
         Miami, Florida 33131                        Miami, Florida 33131
      Telephone:  (305) 539-3300                 Telephone:  (305) 539-3300
      Telecopier: (305) 358-7095                 Telecopier: (305) 358-7095

Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.


                        CALCULATION OF REGISTRATION FEE

                                                                          PROPOSED MAXIMUM  PROPOSED MAXIMUM
                                                                          MAXIMUM           AGGREGATE         AMOUNT OF
TITLE OF EACH CLASS OF                          AMOUNT TO BE              OFFERING PRICE    OFFERING          REGISTRATION
SECURITIES TO BE REGISTERED                     REGISTERED                PER SHARE (1)     PRICE (1)         FEE
Common Stock, par value $0.00001 per share      12,448,193  shares (2)       $ 0.68          $ 8,494,971       $ 999.86
TOTAL                                           12,448,193  shares (2)       $ 0.68          $ 8,494,971       $ 999.86

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of February 10, 2005.
(2) Of these shares, 12,048,193 are being registered under the Standby Equity Distribution Agreement, 392,000 shares of common stock received as a one-time commitment fee under the Standby

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS

                 Subject to completion, dated February 11, 2005

                            FALCON NATURAL GAS CORP.
                        12,448,193 SHARES OF COMMON STOCK

     This prospectus relates to the sale of up to 12,448,193 shares of Falcon Natural Gas Corp. ("Falcon" or the "Company") common stock by certain persons who are stockholders of Falcon, including Cornell Capital Partners, L.P. ("Cornell Capital Partners") and Sloan Securities Corporation. Please refer to "Selling Stockholders" beginning on page 10. Falcon is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. The Company will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement ("Standby Equity Distribution Agreement"), which was entered into between Falcon and Cornell Capital Partners, and no other stockholders. All costs associated with this registration will be borne by the Company. Falcon has agreed to allow Cornell Capital Partners to retain 5% of the proceeds raised under the Standby Equity Distribution Agreement that is more fully described below.

     The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On February 10, 2005, the last reported sale price of our common stock was $0.61 per share. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "FNGC.OB." These prices will fluctuate based on the demand for the shares of common stock.

     The selling stockholder is Cornell Capital Partners, who intends to sell up to 12,440,193 shares of common stock, 12,048,193 of which are under the Standby Equity Distribution Agreement and 392,000 shares were received from Falcon on December 8, 2004 as a one-time commitment fee. Upon issuance, the 12,084,193 shares of common stock under the Standby Equity Distribution Agreement would equal 16.23% of Falcon's then-outstanding common stock.

     Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Cornell Capital Partners will pay Falcon 100% of the lowest volume weighted average price of the Company's common stock for the 5 days immediately following the notice date. In addition, Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital Partners also received a one-time commitment fee in the form of 392,000 shares of common stock on December 8, 2004. The 5% retainage fee and the 392,000 compensation shares are underwriting discounts payable to Cornell Capital Partners.

     Falcon engaged Sloan Securities Corporation, an unaffiliated registered broker-deal, to advise us in connection with the Standby Equity Distribution Agreement. Sloan Securities Corporation was paid a fee of $10,000 by the issuance of 8,000 shares of Falcon's common stock on December 8, 2004. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

THESE  SECURITIES  ARE  SPECULATIVE  AND  INVOLVE  A  HIGH  DEGREE  OF  RISK.

PLEASE  REFER  TO  "RISK  FACTORS"  BEGINNING  ON  PAGE  4.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

WITH THE EXCEPTION OF CORNELL CAPITAL PARTNERS, L.P., WHICH IS AN "UNDERWRITER" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, NO OTHER UNDERWRITER OR PERSON HAS BEEN ENGAGED TO FACILITATE THE SALE OF SHARES OF COMMON STOCK IN THIS OFFERING. THIS OFFERING WILL TERMINATE TWENTY-FOUR MONTHS AFTER THE ACCOMPANYING REGISTRATION STATEMENT IS DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION. NONE OF THE PROCEEDS FROM THE SALE OF STOCK BY THE SELLING STOCKHOLDERS WILL BE PLACED IN ESCROW, TRUST OR ANY SIMILAR ACCOUNT.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is February   , 2005.
                                                        --

                                TABLE OF CONTENTS

PROSPECTUS  SUMMARY                                                          1
THE  OFFERING                                                                2
SUMMARY  CONSOLIDATED  FINANCIAL  INFORMATION                                3
RISK  FACTORS                                                                4
FORWARD-LOOKING  STATEMENTS                                                 10
SELLING  STOCKHOLDERS                                                       11
USE  OF  PROCEEDS                                                           13
DILUTION                                                                    14
STANDBY  EQUITY  DISTRIBUTION  AGREEMENT                                    15
PLAN  OF  DISTRIBUTION                                                      17
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OR  PLAN  OF  OPERATION            18
DESCRIPTION  OF  BUSINESS                                                   23
MANAGEMENT                                                                  25
PRINCIPAL  STOCKHOLDERS                                                     27
MARKET  PRICE  OF  AND  DIVIDENDS  ON  THE REGISTRANT'S
  COMMON EQUITY AND OTHER STOCKHOLDER  MATTERS                              28
CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS                          29
DESCRIPTION  OF  CAPITAL  STOCK                                             30
EXPERTS                                                                     32
LEGAL  MATTERS                                                              32
AVAILABLE  INFORMATION                                                      32
FINANCIAL  STATEMENTS                                                      F-1
PART  II                                                                  II-2
EXHIBIT  5.1                                                             5.1-1
EXHIBIT  23.2                                                           23.2-1

                               PROSPECTUS SUMMARY

     The following is only a summary of the information, financial statements and the notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment decision.

                                   OUR COMPANY

GENERAL

     Falcon Natural Gas Corporation was incorporated on March 1, 2004. On April 16, 2004, Countryside Review, Inc. entered into a reverse merger transaction agreement with Falcon Natural Gas Corporation, which transaction was completed on May 6, 2004. In contemplation of this transaction and a change in business focus, Countryside Review, Inc. changed its name to Falcon Natural Gas Corp. (the "Company") effective April 12, 2004. As a result of this transaction, Falcon Natural Gas Corporation became a wholly-owned subsidiary. The Company's operations are conducted through such wholly-owned subsidiary. The Company's year-end is December 31.

     The Company is in its exploration stage, as it has not generated any revenues from its planned natural gas exploration operations. As a result of the Acquisition of Falcon, the Company changed its business focus. Prior to the Acquisition, the Company's business plan was to develop an on-line equestrian lifestyle magazine for the amateur rider and horse owner by filling the gap between horse care and lifestyle considerations. The Company has since discontinued the online publishing operations.

                                    ABOUT US

     Our principal executive offices are located Westchase Center, 2500 City West Boulevard, Suite 300, Houston, Texas 77042. Our telephone number is (713) 267-2240.

                                  THE OFFERING

     This offering relates to the sale of common stock by certain persons who are the selling stockholders consisting of (1) Cornell Capital Partners, who intends to sell up to 12,440,193 shares of common stock, 12,048,193 of which are under the Standby Equity Distribution Agreement and 392,000 were received from Falcon on December 8, 2004 as a one-time commitment fee under the Standby Equity Distribution Agreement and (2) Sloan Securities Corporation, an unaffiliated broker-dealer retained by the Company in connection with the Standby Equity Distribution Agreement, which intends to sell up to 8,000 shares of common stock issued as a placement agent fee under the Standby Equity Distribution Agreement on December 8, 2004.

     The commitment amount of the Standby Equity Distribution Agreement is $10 million. At an assumed price of $0.83 per share, Falcon would be able to receive gross proceeds of $10,000,000 using the 12,048,193 shares being registered in this registration statement under the Standby Equity Distribution Agreement.

     Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of common stock for a total purchase price of $10 million. The amount of each advance is subject to a maximum advance amount of $750,000, and we may not submit any advance within five trading days of a prior advance. Cornell Capital Partners will pay Falcon 100% of the lowest volume weighted average price of the common stock during the five consecutive trading day period immediately following the notice date. We also have a maximum advance amount of $1,000,000 per month. Of each advance made by the Company, Cornell Capital Partners shall retain 5% of each advance. In addition, Cornell Capital Partners received a one-time commitment fee in the form of 392,000 shares of common December 8, 2004. Cornell Capital Partners intends to sell any shares purchased under the Standby Equity Distribution Agreement at the then prevailing market price. Among other things, this prospectus relates to the shares of common stock to be issued under the Standby Equity Distribution Agreement. There are substantial risks to investors as a result of the issuance of shares of common stock under the Standby Equity Distribution Agreement. These risks include dilution of shareholders, significant decline in Falcon's stock price and our inability to draw sufficient funds when needed.

     There is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Standby Equity Distribution Agreement at a recent price of $0.83 per share and 25%, 50% and 75% discounts to the recent price.


Purchase Price:                  0.83       $0.6225       $0.4150       $0.2075
No. of Shares(1):          12,048,193    12,048,193    12,048,193    12,048,193
Total Outstanding (2):     74,230,193    74,230,193    74,230,193    74,230,193
Percent Outstanding (3):        16.23%        16.23%        16.23%        16.23%
Net Cash to Falcon:(4)    $ 9,415,000   $ 7,040,000   $ 4,655,000   $ 2,290,000

(1) Represents the number of shares of common stock to be issued to Cornell Capital Partners, L.P. under the Standby Equity Distribution Agreement at the prices set forth in the table.
(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners, L.P. under the Standby Equity Distribution Agreement.
(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.



COMMON STOCK OFFERED                                       12,448,193 shares by selling stockholders

OFFERING PRICE                                             Market price

COMMON STOCK OUTSTANDING BEFORE THE OFFERING1              62,182,000 shares as of February 11, 2005
USE OF PROCEEDS                                            We  will not receive any proceeds of the shares offered
                                                           by  the  selling  stockholders. Any proceeds we receive
                                                           from  the sale of common stock under the Standby Equity
                                                           Distribution Agreement will be used for general working
                                                           capital  purposes.  See  "Use  of  Proceeds."

RISK FACTORS                                               The  securities offered hereby involve a high degree of
                                                           risk  and  immediate  substantial  dilution.  See "Risk
                                                           Factors  and  "Dilution."

OVER-THE-COUNTER BULLETIN BOARD SYMBOL                     FNGC.BB

1 Excludes up to 12,048,193 shares of common stock to be issued under the Standby Equity Distribution Agreement.



SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                             FOR THE QUARTER ENDED    FROM MARCH 1, 2004
                                SEPTEMBER  30,      (INCEPTION) TO MAY 6,
                                ------------         -----------------
                                    2004               2004 (AUDITED)
                                ------------         -----------------
STATEMENT OF OPERATION DATA:
Revenues                        $        --          $           --
Total operating expenses          4,182,289                  94,449
Income (loss) from operations    (4,182,289)                (94,449)
Other income                            248                      --
Net income (loss)               $(4,182,041)         $      (94,449)
Earnings (loss) per share       $     (0.06)         $        (0.01)


                              AS OF SEPTEMBER 30,     AS OF MAY 6,
                             -------------------   -----------------
BALANCE SHEET DATA:                  2004            2004 (AUDITED)
                             -------------------   -----------------
Cash and cash equivalents         $  480,283         $       449,537
Loan receivable - parent                  --                   7,500
Deposits                                  --                   1,234
Prepaid expenses                       3,881                      --
Oil and gas leases                 1,295,515                 304,311
Rent deposit                           1,243                      --
Total assets                       1,780,922                 762,591
Total liabilities                  1,453,742                     100
Common Stock and Paid in capital   4,751,219                 876,940
Total shareholders' equity           327,180                 762,491

                                  RISK FACTORS

     WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

RISKS  RELATING  TO  OUR  BUSINESS

THE COMPANY NEEDS ADDITIONAL FINANCING AND IF WE ARE UNABLE TO RAISE THE CAPITAL NECESSARY, WE MAY BE FORCED TO ABANDON OR CURTAIL OUR BUSINESS PLAN OR OPERATIONS

     We have received approximately $3.2 million of financing. We will need to raise approximately $5,000,000 more for re-entry into the existing well on the Wyandotte Property. If we discover reserves of natural gas on the Wyandotte Property or we discover reserves on the Starr County Property, we will need approximately $7,000,000 for each subsequent well that we desire to drill. We have engaged a financial advisory company to assist us in raising additional financing. Alternatively, the Company may seek a partner to fund further exploration or to purchase potential reserves. Other than the the Standby Equity Distribution Agreement, the Company does not have any commitments or identified sources of additional capital from third parties or from its officers, directors or majority shareholders. There is no assurance that additional financing will be available on favorable terms, if at all. If we are unable to raise the capital necessary for re-entry into the Wyandotte well, we may be forced to abandon or curtail our business plan. If at the completion of the exploration program, we have not discovered reserves of natural gas on the Star County and the Wyandotte properties, (the "Leased Property") it would have a materially adverse effect upon our ability to conduct future exploration on the Leased Property or any other property and our business could fail.

OUR AUDITORS HAVE EXPRESSED AN OPINION THAT THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN

     In its report dated July 19, 2004, Williams & Webster, P.S. expressed an opinion that there is substantial doubt about our ability to continue as a going concern. We have been in the exploration stage and have had no revenues since inception. For the period ended September 30, 2004, we recorded losses of approximately $4,424,039 and had an accumulated deficit of approximately $4,424,039. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The financial statements do not include any adjustments relating to the recoverability of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence. Our continuation as a going concern is dependent upon future events, including the acquisition of $5 million of additional financing (discussed above) to re-enter the existing well on the Wyandotte Property. If we are unable to continue as a going concern, you will lose your entire investment.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE

     We have begun the initial stages of exploration on the Leased Property. We have completed two-dimensional geological studies on our Starr County Property as well as three-dimensional geophysical studies on the Wyandotte Property. You should be aware of the difficulties normally encountered by new natural gas exploration companies similarly situated to us and the high rate of failure of such enterprises. The Company's likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the Leased Property that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

BECAUSE OF THE SPECULATIVE NATURE OF NATURAL GAS EXPLORATION, THERE IS SUBSTANTIAL RISK THAT NO COMMERCIALLY EXPLOITABLE NATURAL GAS WILL BE FOUND AND THAT THIS BUSINESS WILL FAIL

     The search for commercial quantities of natural gas as a business is extremely risky. We cannot provide investors with any assurance that the Leased Property contain commercially exploitable quantities of natural gas. The exploration expenditures to be made by us may not result in the discovery of commercial quantities of natural gas. Problems such as unusual or unexpected formations and other conditions are involved in natural gas exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

THERE IS A LIMITED PUBLIC MARKET FOR OUR COMMON STOCK AND STOCKHOLDERS MAY BE UNABLE TO LIQUIDATE THEIR SHARES

     Our common stock is listed on the Over-the-Counter Bulletin Board, and there is a limited volume of sales, thus providing a limited liquidity into the market for our shares. As a result of the foregoing, stockholders may be unable to liquidate their shares.

THE COMPANY IS RELIANT ON KEY MANAGEMENT AND CONTRACTORS AND IF THE COMPANY LOSES ANY OF ITS KEY MANAGEMENT, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND OPERATIONS

     The success of the Company depends upon the personal efforts and abilities of Fred B. Zaziski, a Director of the Company and the Company's President and Chief Executive Officer, and Massimiliano Pozzoni, a Director of the Company and the Company's Vice President of Business Development, Secretary, Treasurer and Principal Accounting Officer. The Company's ability to operate and implement its exploration activities is heavily dependent on the continued service of Messrs. Zaziski and Pozzoni, and the Company's ability to attract qualified contractors on an as-needed basis. The Company faces continued competition for Messrs. Zaziski and Pozzoni (or other key management should the Company desire to attain the same) and such contractors. The Company cannot be certain that it will be able to retain Messrs. Zaziski or Pozzoni or attract and retain such contractors. The loss of Mr. Zaziski or Mr. Pozzoni or the Company's inability to attract and retain qualified contractors on an as-needed basis could have a material adverse effect on the Company's business and operations. The Company does not maintain life insurance on any of its executives or directors.

BECAUSE MR. POZZONI HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS

     Massimiliano Pozzoni is the Chief Executive Officer and a Director of Otish Mountain Diamond Company, a publicly traded company in the U.S. While Mr. Pozzoni presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Pozzoni from his other obligations could increase with the result that he may no longer be able to devote sufficient time as a Director of our Company. In addition, Mr. Pozzoni may not possess sufficient time to serve as a Director of our Company if the demands increase substantially beyond current levels.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN NATURAL GAS EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS

     The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, explosions and other hazards against which we cannot insure or against which we may elect not to insure. In addition, we may be subject to certain liability with respect to certain federal and state environmental laws. The payment of such liabilities may have a material adverse effect on our financial position. The Company currently maintains insurance for liabilities associated with gas exploration.

OUR FUTURE CAPITAL NEEDS MAY NOT BE MET AND WE MAY FORCED TO ABANDON OR CURTAIL OUR BUSINESS PLAN OR OPERATIONS

     Our growth and continued operations could be impaired by limitations on our access to capital markets. If the market for the natural gas industry were to weaken for an extended period of time, our ability to raise capital would be substantially reduced. There can be no assurance that capital from outside sources will be available, or that if such financing is available, it may involve issuing securities senior to the common stock or equity financings which will be dilutive to holders of common stock. If are future capital needs are not met, we may be forced to abandon or curtail our business plan.

EVEN IF WE DISCOVER COMMERCIAL QUANTITIES OF NATURAL GAS ON THE LEASED PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY OBTAIN COMMERCIAL PRODUCTION

     We have not discovered any proven natural gas reserves on the Leased Property. However, if our exploration programs are successful in establishing commercial quantities of natural gas, we will require additional funds in order to place the Leased Property into production. If we are not able to successfully obtain commercial productions, the Company's Business, Results Of Operations and Financial Condition Could Be Adversely Affected.

OUR INDUSTRY IS SUBJECT TO INTENSE COMPETITION AND COMPETITIVE PRESSURES COULD ADVERSELY AFFECT THE COMPANY'S BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     The market for natural gas exploration services is highly competitive. The Company expects competition to intensify in the future. Numerous well-established companies are focusing significant resources on exploration and are competing with the Company's services. We may not be able to compete successfully and competitive pressures may adversely affect our business, results of operations and financial condition.

THE COMPANY MAY NOT BE ABLE TO MANAGE GROWTH EFFECTIVELY AND THE COMPANY'S BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED

     The Company's growth is expected to place a significant strain on the Company's managerial, operational and financial resources. Further, as the Company enters into additional contracts, the Company will be required to manage multiple relationships with various customers and other third parties. These requirements will be exacerbated in the event of further growth of the Company or in the number of its contracts. There can be no assurance that the Company's systems, procedures or controls will be adequate to support the Company's operations or that the Company's management will be able to achieve the rapid execution necessary to successfully implement its business plan. If the Company is unable to manage growth effectively, the Company's business, results of operations and financial condition will be adversely affected.

IF  THERE'S  A  MARKET  FOR  OUR  COMMON  STOCK, OUR STOCK PRICE MAY BE VOLATILE

     If there's a market for our common stock, we anticipate that such market would be subject to wide fluctuations in response to several factors, including, but not limited to:

          (1)     actual or anticipated variations in our results of operations;

          (2)     our  ability  or  inability  to  generate  new  revenues;

          (3)     increased  competition;  and

          (4)     conditions  and  trends  in  the  natural  gas  industry.

     Our common stock is traded on the over-the-counter Bulletin Board. In recent years the stock market in general has experienced extreme price fluctuations that have oftentimes have been unrelated to the operating performance of the affected companies. Similarly, the market price of our common stock may fluctuate significantly based upon factors unrelated or disproportionate to our operating performance. For example, the fifty-two (52) week high for our Common Stock was $2.02 on September 21, 2004, as compared to the fifty-two (52) low of $0.002 on November 18, 2003. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

WE HAVE NOT CREATED A MARKET TO SUSTAIN THE SIGNIFICANT AMOUNT OF SHARES IN OUR PUBLIC FLOAT

     We have a significant number of shares of common stock in our public float that were issued prior to the Exchange and change in our business focus. We have not, however, created a market for our common stock. We may not have adequate time to create such a market prior to the time our shareholders resell their shares. If our shareholders resell their shares before we can create a market, it may exert downward pressure on the price of our common stock.

WE  DO  NOT  EXPECT  TO  PAY  DIVIDENDS  FOR  THE  FORESEEABLE  FUTURE

     We have not declared or paid, and do not anticipate declaring or paying in the foreseeable future, any cash dividends on our common stock. Our ability to pay dividends is dependent upon, among other things, our future earnings, if any, as well as our operating and financial condition, capital requirements, general business conditions and other pertinent factors. Furthermore, any payment of dividends by us is subject to the discretion of our board of directors. Accordingly, there is no assurance that any dividends will ever be paid on our common stock.

                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

     Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 62,182,000 shares of common stock outstanding as of February 11, 2005, 30,000,000 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 32,182,000 shares of common stock, which will be held by existing stockholders, including the officers and directors, are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT

     The sale of shares pursuant to the Standby Equity Distribution Agreement will have a dilutive impact on our stockholders. For example, if the offering occurred on September 30, 2004 at an assumed offering price of $0.83 per share (100% of a recent closing bid price of $0.83 per share), the new stockholders would experience an immediate dilution in the net tangible book value of $0.7261 per share. Dilution per share at prices of $0.6225, $0.4150 and $0.2075 per share would be $0.5478, $0.3695 and $0.1912, respectively.

     As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue under the Standby Equity Distribution Agreement to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.

UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT CORNELL CAPITAL PARTNERS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

     Cornell Capital Partners will retain 5% from each advance. Based on this discount, Cornell Capital Partners will have an incentive to sell immediately to realize the gain on the 5% discount. These discounted sales could cause the price of our common stock to decline, based on increased selling of Falcon's common stock.

THE  SELLING  STOCKHOLDERS  INTEND  TO  SELL THEIR SHARES OF COMMON STOCK IN THE
MARKET,  WHICH  SALES  MAY  CAUSE  OUR  STOCK  PRICE  TO  DECLINE

     The selling stockholders intend to sell in the public market 12,448,193 shares of common stock being registered in this offering. That means that up to 12,448,193 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. The officers and directors of the Company and those shareholders who are significant shareholders as defined by the SEC will continue to be subject to the provisions of various insider trading and rule 144 regulations.

THE SALE OF OUR STOCK UNDER OUR STANDBY EQUITY DISTRIBUTION AGREEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE
DECLINE  OF  OUR  STOCK  PRICE

     In  many  circumstances  the  provision  of  a  Standby Equity Distribution
Agreement for companies that are traded on the Over-the-Counter has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if Falcon has not performed in such a manner to show that the equity funds raised will be used to grow the Company. Such an event could place further downward pressure on the price of common stock. Under the terms of our Standby Equity Distribution Agreement, Falcon may request numerous draw downs pursuant to the terms of the Standby Equity Distribution Agreement. Even if the Company uses the Standby Equity Distribution Agreement to grow its revenues and profits or invest in assets which are materially beneficial to Falcon the opportunity exists for short sellers and others to contribute to the future decline of Falcon's stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline.

     It is not possible to predict those circumstances whereby short sales could materialize or to what the share price could drop. In some companies that have been subjected to short sales the stock price has dropped to near zero. This could happen to Falcon's stock price.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

     The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT WHEN NEEDED

     We are dependent on external financing to fund our operations. Our financing needs are expected to be partially provided from the Standby Equity Distribution Agreement. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw down of $750,000 during any five trading day period and $1,000,000 per month.

WE MAY NOT BE ABLE TO DRAW DOWN UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT IF THE INVESTOR HOLDS MORE THAN 9.9% OF OUR COMMON STOCK

     In the event Cornell Capital holds more than 9.99% of the then-outstanding common stock of Falcon, we will be unable to draw down on the Standby Equity Distribution Agreement. Currently, Cornell Capital has beneficial ownership of 0.6304% of our common stock and therefore we would be able to make draw downs on the Standby Equity Distribution Agreement so long as Cornell Capital's beneficial ownership remains below 9.99%. If Cornell Capital Partner's beneficial ownership becomes 9.99% or more, we would be unable to draw down on the Standby Equity Distribution Agreement. In that event, if we are unable to obtain additional external funding or generate revenue from the sale of our products, we could be forced to curtail or cease our operations.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

     Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stocks:

     -    With  a  price  of  less  than  $5.00  per  share;

     -    That  are  not  traded  on  a  "recognized"  national  exchange;

     -    Whose  prices  are not quoted on the Nasdaq automated quotation system

     - Nasdaq stocks that trade below $5.00 per share are deemed a "penny stock" for purposes of Section 15(b)(6) of the Exchange Act

     - In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

     Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

                           FORWARD-LOOKING STATEMENTS

     Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

     This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

     The following table presents information regarding the selling stockholders. The selling shareholders are the entities who have assisted in or provided financing to the Company. A description of each selling shareholder's relationship to Falcon and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.


                                                                       PERCENTAGE OF
                                                                        OUTSTANDING                      PERCENTAGE
                                                                        SHARES TO BE                         OF
                                           PERCENTAGE OF   SHARES TO BE   ACQUIRED                       OUTSTANDING
                                            OUTSTANDING     ACQUIRED     UNDER THE                          SHARES
                                 SHARES        SHARES       UNDER THE     STANDBY                       BENEFICIALLY
                              BENEFICIALLY  BENEFICIALLY  STANDBY EQUITY   EQUITY          SHARES           OWNED
                              OWNED BEFORE  OWNED BEFORE  DISTRIBUTION  DISTRIBUTION  TO BE SOLD IN THE     AFTER
SELLING STOCKHOLDER             OFFERING(1)  OFFERING(2)   AGREEMENT     AGREEMENT        OFFERING         OFFERING
----------------------------   ------------  -----------  -----------  ------------  ----------------    -----------

Cornell Capital Partners, L.P.   392,000(2)            *  12,048,193      16.23%        12,440,193(3)         0%
Sloan Securities Corporation         8,000             *          --         --              8,000            0%
TOTAL                              400,000             *  12,048,193      16.23%        12,448,193            0%
                               ============  ===========  ===========  ==============  ==============    ============

*     Less  than  1%.

(1)     Applicable  percentage  of  ownership  is  based  on  62,182,000 of common stock outstanding as of
February  __,  2005, together with securities exercisable or convertible into shares of common stock within
60  days of February __, 2005, for each stockholder.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect  to  securities.  Shares  of  common  stock  subject to securities exercisable or convertible into shares  of  common  stock that are currently exercisable or exercisable within 60 days of February 10, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage  of  ownership  of such person, but are not treated as outstanding for the purpose of computing the  percentage  ownership  of  any other person. Note that affiliates are subject to Rule 144 and Insider trading  regulations  -  percentage  computation  is  for  form  purposes  only.

(2)     Consists  of  the  392,000  shares of common stock received as a one-time commitment fee under the
Standby  Equity  Distribution  Agreement

(3)     Includes  the  shares  acquired  by Cornell Capital Partners under the Standby Equity Distribution
Agreement  and  the 392,000 shares of common stock received as a one-time commitment fee under the Standby

     The following information contains a description of each selling shareholder's relationship to Falcon and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with the Company, except as follows:

SHARES  ACQUIRED  IN  FINANCING  TRANSACTIONS  WITH  FALCON

     CORNELL CAPITAL PARTNERS, L.P. Cornell Capital Partners, L.P. is the investor under the Standby Equity Distribution Agreement. All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with Falcon. Those transactions are explained below:

- STANDBY EQUITY DISTRIBUTION AGREEMENT. On November 19, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $10.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay Falcon 100% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the 5 days immediately following the notice date. Further, Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement. In connection with the Standby Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of 392,000 shares of common stock on December 8, 2004. We are registering 12,048,193 shares in this offering which may be issued under the Standby Equity Distribution Agreement. For Falcon to receive gross proceeds of $10.0 million using the 12,048,193 shares being registered in this prospectus, the price of our common stock would need to average $0.83 per share.

     There are certain risks related to sales by Cornell Capital Partners, including:

- The outstanding shares will be issued based on discount to the market rate. As a result, the lower the stock price around the time Cornell is issued shares, the greater chance that Cornell gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

- To the extent Cornell sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell to sell greater amounts of common stock, the sales of which would further depress the stock price.

- The significant downward pressure on the price of the common stock as Cornell sells material amounts of common stocks could encourage short sales by Cornell or others. This could place further downward pressure on the price of the common stock.

     SLOAN SECURITIES CORPORATION. Sloan Securities Corporation is an unaffiliated registered broker-dealer that has been retained by us. For its services in connection with the Standby Equity Distribution Agreement, Sloan Securities Corporation received a fee of $10,000, which were paid by the issuance of 8,000 shares of common stock of Falcon on December 8, 2004. These shares are being registered in this offering. All investment decisions of Sloan Securities Corporation are made by its Chief Executive Officer, James C. Ackerman.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners under the Standby Equity Distribution Agreement. The purchase price of the shares purchased under the Standby Equity Distribution Agreement will be equal to 100% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board for the five days immediately following the notice date. The Company will pay Cornell Capital 5% of each advance as an additional fee.

     Pursuant to the Standby Equity Distribution Agreement, Falcon cannot draw more than $750,000 every five trading days, more than $1,000,000 per month, or more than $10 million over twenty-four months.

     For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Standby Equity Distribution Agreement. The table assumes estimated offering expenses of $85,000, plus 5% retainage payable to Cornell Capital Partners under the Standby Equity Distribution Agreement. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.


GROSS PROCEEDS              $1,000,000  $5,000,000  $10,000,000

NET PROCEEDS                $  865,000  $4,665,000  $ 9,415,000

No. of shares issued under
the Equity Distribution
Agreement at an assumed
offering price of $0.83      1,204,820   6,024,097   12,048,193

USE OF PROCEEDS:
General Working Capital        865,000   4,665,000    9,415,000

TOTAL                       $  865,000  $4,665,000  $ 9,415,000
                            ==========  ==========  ===========

     The Standby Equity Distribution Agreement limits Falcon's use of proceeds to general corporate purposes and prohibits the use of proceeds to pay any judgment or liability incurred by any officer, director or employee of Falcon, except under certain limited circumstances.

                                    DILUTION

     The net tangible book value of Falcon as of September 30, 2004 was $(968,335) or $(0.0140) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of Falcon (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to Falcon, our net tangible book value will be unaffected by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the common stock to be issued under the Standby Equity Distribution Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the Standby Equity Distribution Agreement. The following example shows the dilution to new investors at an offering price of $0.83 per share which is in the range of the recent share price.

     If we assume that we had issued 12,048,193 shares of common stock under the Standby Equity Distribution Agreement at an assumed offering price of $0.83 per share (i.e., the number of shares registered in this offering under the Equity Distribution Agreement), less retention fees of $500,000 and offering expenses of $85,000, our net tangible book value as of September 30, 2004 would have been $8,446,665 or $0.1039 per share. Note that at an offering price of $0.83 per share, we would receive net proceeds of $9,415,000 of the $10,000,000 available under the Equity Distribution Agreement. At an assumed offering price of $0.83, Cornell Capital Partners would receive a discount of $500,000 on the purchase of 12,048,193 shares of common stock. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.1178 per share and an immediate dilution to new stockholders of $0.7261 per share. The following table illustrates the per share dilution:


Assumed public offering price per share                             $0.83
Net tangible book value per share before this offering  $(0.0140)
Increase attributable to new investors                  $ 0.1178
                                                        ---------
Net tangible book value per share after this offering              $0.1039
                                                                   -------
Dilution per share to new stockholders                             $0.7261
                                                                   =======


     The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:


                                  DILUTION
                                 PER SHARE
   ASSUMED       NO. OF SHARES     TO NEW
OFFERING PRICE   TO BE ISSUED    INVESTORS
---------------  ------------  ------------
0.8300          12,048,193(1)  $   0.7261
0.6225            12,048,193   $   0.5478
0.4150            12,048,193   $   0.3695
0.2075            12,048,193   $   0.1912

(1)     This  represents  the  maximum number of shares of common stock that are

                      STANDBY EQUITY DISTRIBUTION AGREEMENT

SUMMARY

     On November 19, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $10.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay 100% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. The number of shares purchased by Cornell Capital Partners for each advance is determined by dividing the amount of each advance by the purchase price for the shares of common stock. Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. The effectiveness of the sale of the shares under the Standby Equity Distribution Agreement is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission and obtaining all necessary permits or qualifying for exemptions under applicable state law. The costs associated with this registration will be borne by us. There are no other significant closing conditions to draws under the equity line.

STANDBY  EQUITY  DISTRIBUTION  AGREEMENT  EXPLAINED

     Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every five trading days. A closing will be held four trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount. There are no closing conditions imposed on Falcon for any of the draws other than that we have filed our periodic and other reports with the Securities and Exchange Commission, delivered the stock for an advance, the trading of Falcon common stock has not been suspended, and we have given written notice and associated correspondence to Cornell Capital Partners. We are limited however, on our ability to request advances under the Standby Equity Distribution Agreement based on the number of shares we have registered on this registration statement. In order to access all funds available to us under the Standby Equity Distribution Agreement with the 12,048,193 shares being registered in this offering, the average price of shares issued under the Standby Equity
Distribution  Agreement  would  need  to  be  $0.83.

     We may request advances under the Standby Equity Distribution Agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $10.0 million or 24 months after the effective date of the this registration statement, whichever occurs first.

     The amount of each advance is subject to a maximum amount of $750,000, and we may not submit an advance within five trading days of a prior advance. There is also a monthly draw limit of $1,000,000. The amount available under the Standby Equity Distribution Agreement is not dependent on the price or volume of our common stock. Our ability to request advances is conditioned upon us registering the shares of common stock with the SEC. In addition, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.99% of our outstanding common stock. Based on a recent average stock price of $0.83, Cornell Capital Partners' beneficial ownership of Falcon common stock is 0.6304% and therefore we would be permitted to make draws on the Standby Equity Distribution Agreement so long as Cornell Capital Partners' beneficial ownership of our common stock remains lower than 9.99%. A possibility exists that Cornell Capital Partners may own more than 9.99% of Falcon's outstanding common stock at a time when we would otherwise plan to make an advance under the Standby Equity Distribution Agreement.

     We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that it intends to promptly sell any stock received under the Standby Equity Distribution Agreement.

     We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered in the accompanying registration statement at a recent price of $0.83 per share, we would issue 12,048,193 shares of common stock to Cornell Capital Partners for gross proceeds of $10,000,000. These shares would represent 16.23% of our outstanding common stock upon issuance. We will need to register additional shares of common stock in order to fully utilize the $10.0 million available under the Standby Equity Distribution Agreement if the average price at which we sell shares under the Standby Equity Distribution Agreement is less than $0.83 per share.

     There is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Standby Equity Distribution Agreement at a recent price of $0.83 per share and 25%, 50% and 75% discounts to the recent price.


Purchase Price:                 0.83       $0.6225       $0.4150       $0.2075
No. of Shares(1):         12,048,193    12,048,193    12,048,193    12,048,193
Total Outstanding (2):    74,230,193    74,230,193    74,230,193    74,230,193
Percent Outstanding (3):       16.23%        16.23%        16.23%        16.23%
Net Cash to Falcon:(4)     9,415,000   $ 7,040,000   $ 4,655,000   $ 2,290,000

(1) Represents the number of shares of common stock being registered in this Registration Statement to be issued pursuant to the Standby Equity
     Distribution  Agreement  at  the  prices  set  forth  in  the  table.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners, L.P. under the Standby Equity Distribution Agreement.

(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

(4) Net cash equals the gross proceeds minus the 5% retainage and $85,000 in offering expenses.

     Proceeds used under the Standby Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw. Cornell Capital Partners has the ability to permanently terminate its obligation to purchase shares of common stock from Falcon under the Standby Equity Distribution Agreement if there shall occur any stop order or suspension of the effectiveness of this registration statement for an aggregate of fifty
(50) trading days other than due to acts by Cornell Capital Partners or if the Company fails materially to comply with certain terms of the Standby Equity Distribution Agreement, which remain uncured for thirty (30) days after notice from Cornell Capital Partners.

     All fees and expenses under the Standby Equity Distribution Agreement will be borne by Falcon. We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees. In connection with the Standby Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of 392,000 shares of common stock on December 8, 2004.

                              PLAN OF DISTRIBUTION

     The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

     Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Cornell Capital Partners will pay us 100% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five days immediately following the advance date. Cornell Capital Partners will retain 5% of the proceeds received by us under the Standby Equity Distribution Agreement and received a one-time commitment fee in the form of 392,000. The 5% retainage and commitment fee in the form of 392,000 shares of common stock are underwriting discounts. In addition, Falcon engaged Sloan Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Sloan Securities Corporation received 8,000 shares of Falcon's common stock.

     Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

     Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, Falcon expects the selling stockholders to pay these expenses. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000, as well as retention of 5% of the gross proceeds received under the Standby Equity Distribution Agreement. In addition, Falcon engaged Sloan Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Sloan Securities Corporation received 8,000 shares of Falcon's common stock. The offering expenses consist of: a SEC registration fee of $996.00, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $1,500. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement.

     The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

     Falcon  Natural  Gas  Corp.  (the  "Company") was incorporated in Nevada as
Countryside Review Inc. ("Countryside") on December 7, 2001. The Company's business plan was to develop an on-line equestrian lifestyle magazine for the amateur rider and horse owner by filling the gap between horse care and lifestyle considerations. As a result of the acquisition of Falcon Natural Gas Corporation ("Falcon"), as discussed below, the Company changed its business focus and changed its name from Countryside Review Inc. to Falcon Natural Gas
Corp. The Company is now engaged in natural gas exploration activities in St. Mary Parish, Louisiana and the State of Texas.

     On March 22, 2004, Massimiliano Pozzoni acquired an aggregate of 20,000,000 shares of common stock of the Company in exchange for $500,000 pursuant to three Stock Purchase Agreements with the following former directors and officers of the Company: Doug Berry, Bernadette Berry and Lisa Zumpano. On the next day, Mr. Pozzoni returned 5,000,000 shares of the common stock to the Company, which shares were subsequently cancelled, returned to treasury and then retired and restored to the status of authorized and unissued. As a result of these transactions, control of the Company shifted to Mr. Pozzoni who owned 15,000,000 shares (or 33.3%) of common stock of the Company immediately thereafter.

     On April 12, 2004, the Company completed a 5:1 forward stock split (the "Forward Split") of its issued and outstanding common stock. The effect of the stock split has been retroactively reflected in this report unless otherwise stated.

     On May 6, 2004, the Company acquired 100% of the issued and outstanding shares of Falcon in exchange for 20,900,000 shares of the Company's common stock (the "Exchange" or "Acquisition"). The Exchange is being accounted for as a reverse merger. Prior to the Exchange, Falcon acquired from Argyle Energy, Inc. ("Argyle") 100% working interest and a 70% net revenue interest in several tracts of land of approximately 4000 acres located in Starr County, Texas (the "Starr County Property"). The Starr County Property is in close proximity to the Bob West gas field located in the Southeastern part of the State of Texas. The Company has acquired mineral rights leases to approximately 3,700 acres, and is also in the process of acquiring mineral rights leases to approximately 700 acres, of additional land in Starr County. The Company paid approximately $350,000 to acquire the additional leases and expects to pay approximately $400,000 (which payment is contingent on receiving additional financing) to acquire the remaining leases.

     The Company is a holding company for Falcon. The business operations of the Company discussed herein were conducted by Falcon unless otherwise stated. Hereinafter, a reference to the Company includes a reference to Falcon and vice-versa unless otherwise stated.

     After the Acquisition of Falcon, Mr. Pozzoni owned approximately 22.8% and continued to exercise significant influence over the Company. Mr. Pozzoni served as the sole Director and the President, Secretary and Treasurer of the Company from March 2004 to June 2004. On June 1, 2004, Mr. Pozzoni transferred 10,000,000 shares of common stock to Alan Aitchison. Mr. Pozzoni transferred the shares of common stock to Mr. Aitchison as an incentive for Mr. Aitchison to take Mr. Pozzoni's place as the President, Chief Executive Officer, Secretary and Treasurer of the Company. Mr. Aitchison took over these positions and also became a director of the Company on June 1, 2004. On October 25, 2004, Alan Aitchison resigned as a Director of the Company and as the Company's President, Chief Executive Officer, Secretary and Treasurer Mr. Aitchison canceled 9,000,000 of the 10,000,000 shares of common stock that Mr. Aitchison beneficially owns. As a result of these transactions, Mr. Pozzoni who owns 5,000,000 shares (or 8%) of the Company's issued and outstanding common stock is the Company's largest shareholder. The Company's Board of Directors appointed Fred B. Zaziski as President and Chief Executive Officer and reappointed Mr. Pozzoni as Secretary and Treasurer.

     On June 14, 2004, the Company entered into a contract for investor relations services. The terms of the contract include a retainer of $5,000 per month plus any out-of-pocket expenses, and 50,000 restricted shares in the Company's common stock.

     On August 9, 2004, the Company entered into an agreement for financial advisory services that terminates on January 1, 2005. The terms of the agreement include compensation of 2% cash and 2% warrants on all monies raised by the financial advisory company and payment of a retainer in the amount of $5,000.

     On October 1, 2004, the Company acquired a 100% working interest and a 70% net revenue interest in oil, gas and mineral leases on approximately 4,000 acres of land located in St. Mary Parish, Louisiana (the "Wyandotte Property"). To acquire the Wyandotte Property, the Company made an initial payment of $204,655 on August 2, 2004, made two (2) additional payments of $404,235 and $454,235, respectively, and issued 2,500,000 restricted shares of the Company's common stock to an entity in connection with the purchase. The Company also has an option to acquire oil, gas and mineral leases on an additional 4,000 acres of land in the same area for $1 million. The option on the additional acreage runs until January 2005. The Company intends to make a decision whether or not to exercise the option shortly before it expires. The Company will have to raise additional financing to exercise the option. The Star County Property and the Wyandotte Property are collectively referred to as the "Leased Property."

PLAN  OF  OPERATION

     The Company operates through its wholly owned subsidiary Falcon. The Company is in the exploration stage as a natural gas exploration company and, as such, has not realized any revenues from its planned operations. The Company is engaged in natural gas exploration activities in St. Mary Parish, Louisiana and the Wilcox, Lower Lopeno sands in Starr County, Texas.

     The Company recently raised $1.5 million from the sale of 1.5 million restricted shares of common stock to a foreign private investment group. The Company can satisfy its cash requirements for the next twelve (12) months which does not take into account the costs, discussed below, for re-entry into an existing well on the Wyandotte Property, drilling of wells, acquiring additional leases, or further exploration work on the Leased Property.

     The Company completed two-dimensional geophysical studies of the Starr County Property and three-dimensional geophysical seismic studies on the Wyandotte Property. The Company intends to focus its resources on the Wyandotte Property that will include re-entry into the existing well and drilling two additional wells. Prior to re-entering the existing well or drilling additional wells, the Company plans to perform certain engineering work to evaluate the costs and needs associated with such re-entry and drilling. The Company will need to raise approximately $5 million of additional financing to re-enter the well on the Wyandotte Property. If the Company discovers reserves of natural gas on the Wyandotte Property or the Starr County Property, the Company will need approximately $7,000,000 of additional financing for each subsequent well that is desires to drill. The Company has contracted with a financial advisory company (discussed above) to help the Company raise additional financing. Alternatively, the Company may seek a partner to fund further exploration or to purchase potential reserves. Except for the Standby Equity Distribution Agreement, the Company does not have any commitments or identified sources of additional capital from third parties or from its officers, directors or majority shareholders. There is no assurance that additional financing will be available on favorable terms, if at all. If the Company is unable to raise the capital necessary for re-entry into the existing well on the Wyandotte Property, the Company may be forced to abandon or curtail its business plan. If the Company can re-enter the well, but is unable to fund its operating activities from production of natural gas, or the Company does not discover reserves of natural gas on the Leased Property, it would have a materially adverse effect upon the Company's ability to conduct future exploration on the Leased Property or any other property and the Company's business could fail.

     The Company does not expect to purchase or sell any plant or significant equipment during the next twelve months.

     The Company has two (2) full-time employees. The Company will use several subcontractors on an as-needed basis to conduct its exploration activities. Additionally, the Company has formed an advisory board with three experienced members, one of which is Alan Aitchison, the Company's former Chief Executive Officer.

RESULTS  OF  OPERATIONS

     The Company is in its exploration stage as it has not generated any revenues from its planned natural gas exploration operations. As a result of the Acquisition of Falcon on May 6, 2004, the Company changed its business focus. Prior to the Acquisition, the Company's business plan was to develop an on-line equestrian lifestyle magazine for the amateur rider and horse owner by filling the gap between horse care and lifestyle considerations. The Company has since discontinued the online publishing operations. The Acquisition is being accounted for as a reverse merger and recapitalization whereby Falcon, the operating company which was incorporated on March 1, 2004, is the continuing entity for all accounting purposes.

Three  Months  Ended  September  30,  2004

     The Company had an operating loss of $4,182,041 for the three months ended September 30, 2004, consisting of advisory services of $4,041,395, officer and director fees of $67,500, investor relations expense of $22,913, professional fees of $20,209, travel and entertainment of $16,083, rent and related expenses of $7,438, office and general expenses of $6,509, depreciation of $207, and Internet/webhosting expense of $35.

     Other  income  for  the  three  months  ended  September 30, 2004 was $248.

     The Company had a net loss of $4,182,041 (or a basic and diluted net loss per share of $0.06) for the three months ended September 30, 2004.

March  1,  2004  (Inception)  To  September  30,  2004

     The Company had an operating loss of $4,425,059 for the period from March 1, 2004 to September 30, 2004, consisting of advisory services of $4,041,395, lease exploration expense of $73,800, investor relations expense of $91,044, officer and director fees of $82,500, professional fees of $75,225, Internet/ webhosting expense of $20,119, rent and related expenses of $16,924, travel and entertainment of $16,083, office and general expenses of $7,762, and depreciation of $207.

     Total other income for the period from March 1, 2004 to September 30, 2004 was $1,020 consisting of other income of $500 and interest income of $520.

     The Company had a net loss of $4,424,039 (or a basic and diluted net loss per share of $0.08) for the period from March 1, 2004 to September 30, 2004.

LIQUIDITY  AND  CAPITAL  RESOURCES

     As of September 30, 2004, the Company had total current assets of $480,283 consisting solely of cash and cash equivalents. The Company used $454,235 of this cash on October 1, 2004, to complete the acquisition of the Wyandotte Property.

     As of September 30, 2004, the Company had total current liabilities of $1,453,742, consisting of deposit for equity investment of $1,000,000, consisting of accounts payable of $450,426, an advance from shareholder of $100 and a note payable to related party of $3,216.

     The Company had a net working capital deficit of $973,459 at September 30, 2004, resulting from its obligation to issue shares of its common stock in consideration for the receipt of $1,000,000 of equity financing.

     Net cash provided by operating activities was $920,264 for the period from March 1, 2004 to September 30, 2004, primarily due to common stock issued for services of $3,898,500, an increase in equity deposit of $1,000,000, and an increase in accounts payable of $450,426 that were offset by the Company's net loss of $4,424,039.

     Net cash used by investing activities was $1,071,921 for the period from March 1, 2004 to September 30, 2004, due to the acquisition of oil and gas leases of $1,070,514 and the purchase of equipment of $4,088 that were offset by cash received through recapitalization and acquisition of $2,681.

     Cash flows provided by financing activities were $631,940 for the period from March 1, 2004 to September 30, 2004, due to the issuance of common stock for cash.

     The Company recently raised $1.5 million from the sale of 1.5 million restricted shares of common stock to a foreign private investment group. The Company can satisfy its cash requirements for the next twelve (12) months which does not take into account the costs for re-entry into an existing well on the Wyandotte Property, drilling of additional wells, acquisition of additional leases, and further exploration work. On August 2, 2004, the Company paid $204,655 to enter into a contract to acquire the Wyandotte Property. The Company completed the acquisition by paying $404,235 in August 2004 and $454,235 in October 2004, to Argyle, along with the issuance of 2,500,000 restricted shares of the Company's common stock to a separate entity in connection with the contract. The Company will need to raise $5 million of additional financing to begin exploration activities on the Wyandotte Property, which will include re-entry into the existing well. The Company will need approximately $7 million for any wells that it decides to drill on the Leased Property. The Company has engaged a financial advisory company to assist the Company in raising additional financing. The Company may seek a partner to fund further exploration or to purchase potential reserves. Except for the Standby Equity Distribution Agreement, the Company does not have any commitments or identified sources of additional capital from third parties or from its officers, directors or majority shareholders. The Company has not identified a partner to fund further exploration or to purchase potential reserves. There is no assurance that additional financing will be available on favorable terms, if at all, or that the Company can find a partner. If the Company is unable to raise additional financing or find a partner to provide financing, the Company will not be able to continue as a going concern for more than twelve (12) months or begin exploration activities, and the Company's business could fail.

     Standby  Equity  Distribution Agreement.  On November 19, 2004, the Company
     ---------------------------------------
entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP. Pursuant to the Standby Equity Distribution Agreement, the Company may, at its discretion, periodically sell to Cornell Capital Partners, LP shares of common stock for a total purchase price of up to $10.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners LP will pay the Company 100% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. Cornell Capital Partners LP will retain 5% of each advance under the Standby Equity Distribution Agreement and received 392,000 shares of common stock of the Company as a one-time commitment fee under the Standby Equity Distribution Agreement. The Company's ability to receive advances under the Standby Equity Distribution Agreement is subject to certain conditions, including an effective registration statement relating to the shares of common stock sold under the Standby Equity Distribution Agreement. The Company is also limited to $750,000 per weekly advance and $1,000,000 per 30 days. The Company also paid Sloan Securities Corporation a fee equal to $10,000 of the Company's common stock under a related Placement Agent Agreement.

     Convertible  Debentures.
     -----------------------

     Pursuant to a Securities Purchase Agreement entered into on November 19, 2004, Cornell Capital Partners is obligated to purchase $1,000,000 of convertible compensation debentures. The $1,000,000 was disbursed as follows:
(i) $500,000 was purchased on November 22, 2004 and (ii) the remaining $500,000 was disbursed on January __, 2005. The debentures are convertible at the holder's option any time up to maturity, however, the holder may not convert the debentures, in whole or in part, for at least one year after the date of the debentures, at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. The debentures are secured by the assets of the Company. The debentures have a two-year term and accrue interest at 5% per year. Cornell Capital Partners, LP will receive 10% of the gross proceeds of the convertible debentures, paid directly from escrow upon each funds disbursement described above. At maturity, the debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date.

NEW  ACCOUNTING  PRONOUNCEMENTS

     In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (hereinafter "SFAS No. 149"). SFAS No. 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Company's financial statements are not impacted by the adoption of this statement.

     In May 2003, the Financial Account Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (hereinafter "SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has determined that there was no impact from the adoption of the statement.

CRITICAL  ACCOUNTING  ESTIMATES

     Our discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with accounting principals generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of any contingent assets and liabilities. On an on-going basis, we evaluate our estimates. We base our estimates on various assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     We believe the following critical accounting policy affects our more significant judgments and estimates used in the preparation of our financial statements:

     Depreciation. Falcon uses the straight-line depreciation method.
     ------------

     Going  Concern. Falcon has been in the exploration stage since inception on
     --------------
March 1, 2004, and has not generated any revenues from its planned operations, has recorded a loss of $608,040 for the period ended September 30, 2004, and is in serious need of additional financing to fully implement its planned exploration. These factors among others indicate that Falcon may be unable to continue as a going concern, particularly in the event that it cannot obtain additional financing. The accompanying financial statements do not include any adjustments relating to the recoverability of recorded assets, or the amounts and classification of liabilities that might be necessary in the event Falcon cannot continue in existence.

                             DESCRIPTION OF BUSINESS

GENERAL

     Falcon is engaged in natural gas exploration activities in the Wilcox, Lower Lopeno sands in Starr County, Texas. The location is in close proximity to the Bob West gas field located in the Southeastern part of the State of Texas. Argyle Energy, Inc. assigned Falcon a 100% working interest and 70% net revenue interest in and to oil, gas and mineral leases on approximately 800 acres of land located in Starr County, Texas in exchange for $63,000 and 900,000 shares of Falcon's common stock, which shares were later exchanged for the Company's common stock. The Company is in the process of acquiring mineral rights leases to an additional 3,000 acres of land in Texas.

     During 2004 and the beginning of 2005, the Company intends to use most of its resources to acquire the additional oil and gas leases in the State of Texas and to drill its first exploratory well. Falcon has entered into a contract with an unrelated entity that performed a feasibility study. The study was completed in June and as a result, Falcon intends to drill one 15,000 foot well to begin its exploration activities once it has raised the capital to do so. Falcon intends to drill four to five additional wells if it establishes that gas reserves exist on leased property, subject to raising additional capital.

PRINCIPAL  PRODUCTS  AND  SERVICES

     Falcon does not currently offer any products or services for sale. If Falcon determines that there are commercial quantities of natural gas on the leased property, Falcon plans to produce and market the natural gas.

COMPETITIVE  BUSINESS  CONDITIONS

     The oil and gas industry is very competitive. It is affected by continuous shifts in supply and demand. Natural gas prices are at a 10-year high. The price of natural gas is not expected to drop in the near future. Natural gas is becoming the preferred source of energy over fossil fuels because it is an environmentally friendlier source of energy. The demand for natural gas is increasing and whether or not their will be an adequate supply is very uncertain.

DEPENDENCE ON ONE OR A FEW CUSTOMERS

     The Company does not currently have any customers.

PATENTS, TRADEMARKS & LICENSES

     The Company does not own any patents, trademarks, copyrights or other forms of intellectual property.

NEED FOR GOVERNMENTAL APPROVAL AND THE EFFECTS OF REGULATIONS

     Falcon will be subject to various laws and regulations of the United States, the State of Texas, the State of Louisian and the municipalities in which it operates that govern the exploration, development and production of natural gas, the nature, extent and effects of which Falcon is in the process of determining. The Texas Railroad Commission determines all procedures and regulations that concern oil and gas exploration and production activities. The same role is fulfilled in Louisiana by the Louisiana Department of Natural Resources. Falcon will have to abide and follow the procedures established by the above entities.

RESEARCH & DEVELOPMENT OVER THE PAST TWO YEARS

     Falcon has not performed any research and development since inception on March 1, 2004.

DESCRIPTION OF PROPERTY

     Falcon is in its exploratory stage. Falcon owns a 100% working interest and a 70% net revenue interest in and to oil, gas and mineral leases on approximately 800 acres of land located in Starr County, Texas. There are currently no productive wells or proven reserves on the acreage. All of the land is undeveloped. Falcon has not commenced any drilling, and there are no other related activities on the land at present.

     The Company leases approximately 180 square feet of office space in Houston, Texas. The monthly rental commitment or the lease is $1,300.

MATERIAL CONTRACTS

     On June 14, 2004, the Company entered into a contract for investor relations services. The terms of the contract include a retainer of $5,000 per month plus any out-of-pocket expenses, and 50,000 restricted shares in the Company's common stock.

     On August 2, 2004, the Company entered into a business consultant agreement. The consultant will be paid $15,000 for work performed in accordance with the agreement. In addition, the Company agrees to pay the consultant 7.5% in cash and 10% in warrants for any financing monies raised. As of the date of this prospectus, no financing monies had been raised by the consultant.

     On August 9, 2004, the Company entered into an agreement for financial advisory services. The terms of the agreement include compensation of 2% cash and 2% warrants on all monies raised by the financial advisory company and payment of a retainer in the amount of $5,000. The agreement states a termination date of January 1, 2005. This entity received 7% of the first $500,000 received by Cornell Capital Partners under the Securities Purchase Agreement.

     On October 1, 2004, the Company acquired a 100% working interest and a 70% net revenue interest in oil, gas and mineral leases on approximately 4,000 acres of land located in St. Mary Parish, Louisiana (the "Wyandotte Property"). To acquire the Wyandotte Property, the Company made an initial payment of $204,655 on August 2, 2004, made two (2) additional payments of $404,235 and $454,235, respectively, and issued 2,500,000 restricted shares of the Company's common stock to an entity in connection with the purchase. This acquisition has been completed. Falcon has commissioned an independent report on this property and plans on commencing development during first quarter of 2005.

LEGAL  PROCEEDINGS

     On October 8, 2004, Landmark Graphics Corporation, Halliburton Company, and Halliburton Energy Services, Inc. (collectively "Landmark") filed a lawsuit against Falcon Natural Gas Corporation in the 125th District Court of Harris
County, Texas. The case is styled Landmark Graphics Corporation, Halliburton Company, and Halliburton Energy Services, Inc. v. Falcon Natural Gas Corporation, Cause Number, 2004-56842. Landmark claims that Falcon Natural Gas Corporation was responsible for certain press releases in violation of an agreement between Landmark and the Company. The Company alleges that a third-party not related to the Company was responsible for the press release, and that the Company did not have any involvement in the matter. Landmark is seeking unspecified damages and injunctive relief. Landmark has agreed that if, after discovery, it finds that the Company was not responsible for the press release, Landmark will dismiss the lawsuit against Falcon Natural Gas Corporation.

     Falcon Gas Storage Company, Inc., a company unaffiliated with the Company, has threatened litigation by letter dated October 11, 2004, over the Company's use of the words "Falcon Gas" in the Company's name, which Falcon Gas Storage Company, Inc. claims infringes on its trade name and good will. No resolution has been reached on the matter.

EMPLOYEES

     The Company has two full-time employees. The Company will use several subcontractors on an as-needed basis to conduct its exploration activities.

     There are no collective bargaining contracts covering any of our employees. We believe our relationship with our employees is satisfactory.

                                   MANAGEMENT

OFFICERS  AND  DIRECTORS

     The following table sets forth the names, ages, and titles of each of our directors and executive officers and employees expected to make a significant contribution to Falcon.*


NAME                     AGE                       TITLE
Fred B. Zaziski          51  Chief Executive Officer, President and Director

                              Vice President of Business Development,
                              Secretary, Treasurer and Principal Accounting
Massimiliano Pozzoni(2)   28  Officer


     * On October 25, 2004, Alan Aitchison resigned as a Director of the Company and as the Company's President, Chief Executive Officer, Secretary and Treasurer.

     (1) Mr. Zaziski and the Company have entered into a one-year employment contract pursuant to which Mr. Zaziski will serve as the Falcon's President, Chief Executive Officer and as a Director, effective October 27, 2004. Mr. Zaziski will receive $132,000 per year as well as five weeks of paid vacation. Mr. Zaziski will receive as additional consideration of 1,000,000 restricted shares of the Company's common stock at the end of each of the twelve-month periods (up to an aggregate of 5,000,000 restricted shares) immediately following October 27, 2004 for which he is employed by the Company. In the event that Mr. Zaziski's employment terminates prior to the end of such twelve- month period, his rights in the number of shares that would otherwise be payable at the end of such twelve-month period multiplied by the ratio which the number of months in such twelve-month period that Mr. Zaziski was employed by the Registrant bears to twelve (12) shall immediately and fully vest and shall be transferable by Mr. Zaziski as of the date his employment terminates. In the event that Mr. Zaziski dies during the twelve-month period immediately following October 27, 2004, his right to 1,000,000 restricted shares shall immediately vest and shall be payable to his spouse. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Comany, the Company is otherwise acquired or there is a change of control of the C0mpany (receipt of more than 50% of the outstanding shares of the Company, the Company otherwise being acquired, or a change in control of the Registrant are collectively referred to as an "Acquisition"), or in the event of liquidation of the Company, so much of the 5,000,000 restricted shares that have not been issued to Mr. Zaziski shall immediately vest and shall also be transferable by Mr. Zaziski immediately prior to such Acquisition or liquidation. Mr. Zaziski or the Registrant may terminate the employment agreement; however, in the event of termination for good reason by Mr. Zaziski or without cause by the Compamy, the Company is obligated to pay Mr. Zaziski a severance payment of $33,000, in addition to all payments of salary earned by Mr. Zaziski through such date of termination in one lump sum payment.

     (2) Mr. Pozzoni and the Company entered into a one-year employment contract pursuant to which Mr. Pozzoni will serve as the Falcon's Vice President of Business Development and as a Director. Mr. Pozzoni receives $90,000 per year as well as five weeks of paid vacation. Mr. Pozzoni or the Registrant may terminate the employment agreement; however, in the event of termination for good reason by Mr. Pozzoni or without cause by the Registrant, the Registrant is obligated to pay Mr. Pozzoni a severance payment of $22,500 in addition to all payments of salary earned by Mr. Pozzoni through such date of termination in one lump sum payment.

     Certain biographical information of our directors and officers is set forth below.

     FRED B.ZAZISKI
     --------------

     Mr. Zaziski has over 26 years in the oil and gas industry. He began serving as the Company's President, CEO and as a Director in October 2004. From August 1999 to October 2004, Mr. Zaziski served as Chief Operations Officer for ComOxy. In this capacity, Mr. Zaziski directed operations and project management teams, developed and implemented policies and procedures, directed all phases of the budget, identified new business opportunities and served as the initial contact with joint venture companies. Mr. Zaziski has also worked in Saudi Arabia for National Petroleum Technology Company and in Manama, Bahrain, Saudi Arabia, Cairo and North and West Africa for Halliburton Energy Services. Mr. Zaziski received an MBA from the University of Cairo and a degree in Petroleum Engineering from Pennsylvania State. Mr. Zaziski is a member of the Society of Petroleum Engineers and the American Society of Mechanical Engineers.

     MASSIMILIANO  POZZONI
     ---------------------

     Mr. Pozzoni reassumed the positions as the Company's Secretary and Treasurer in October 2004. He has served as the Company's Vice President of Business Development since April 2004. He has served as a Director of the Company since March 2004. Mr. Pozzoni previously served the Company from March 2004 to June 2004 as the sole Director and the President, Chief Executive
Officer, Secretary and Treasurer. In June 2004, he resigned as the Company's President, Chief Executive Officer, Treasurer and Secretary but continued to serve as a Director and as Vice President of Business Development. Since November 2003, Mr. Pozzoni has served as the Chief Executive Officer and Director of Otish Mountain Diamond Company, a reporting company. From June 2002 to August 2002, Mr. Pozzoni worked as a Summer Associate at Lehman Brothers Inc. From June 1998 to June 2001, Mr. Pozzoni worked as an engineer at Schlumberger Oilfield Services. Mr. Pozzoni received his Bachelors degree in International
Business in 1998 from the University of Kansas and his MBA degree from the London Business School in 2003.

EXECUTIVE  COMPENSATION

     SUMMARY  COMPENSATION  TABLE

     The following table shows, for the year 2004, compensation awarded or paid to, or earned by the Company's Chief Executive Officer and its other most highly compensated management employee at February __, 2005 in all capacities.


                                                      Deferred
                                                      --------
Name and Principal Position   Annual Compensation   Compensation
                                                                   All Other
                                                                 Compensation**
                                                              Number of   Market
                                                              ---------   ------
                              Year   Salary    Bonus  Salary   shares     Value
                              ----  ---------  -----  ------  ---------  --------

Fred B. Zaziski, Chief
Executive Officer, President
and Director                  2004  $132,000*     --      --  1,000,000  $800,000

Massimiliano Pozzoni, Vice
President of Business
Development, Secretary,
Treasurer and Principal
Financial Officer             2004  $ 90,000*     --      --         --        --

     *  Represents  yearly  salary  and  is  not  prorated.

     ** There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

     FISCAL  YEARS  2001,  2002  AND  2003
     -------------------------------------

     No salaries were paid during 2001, 2002 and 2003 to the prior employees of the Company.

CODE  OF  ETHICS

     The Company has adopted a corporate code of ethics. The Company believes its code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

                             PRINCIPAL STOCKHOLDERS

     The following table presents certain information regarding the beneficial ownership of all shares of common stock at February , 2005 for each executive
                                                     ---
officer and director of our Company and for each person known to us who owns beneficially more than 5% of the outstanding shares of our common stock. The percentage ownership shown in such table is based upon the 62,182,000 common shares issued and outstanding at February , 2005. Also included is beneficial
                                           ---
ownership on a fully diluted basis showing all authorized, but unissued, shares of our common stock at February , 2005 as issued and outstanding. Unless
                                     ---
otherwise indicated, each person has sole voting and investment power over such shares.

                                          COMMON STOCK
                                      BENEFICIALLY  OWNED
                                      -------------------
NAME AND ADDRESS                       NUMBER    PERCENT
                                      ---------  --------
Massimiliano Pozzoni
8345 NW 66th Street # 2648
Miami, Florida 33166                  5,000,000     8.04%

Fred B. Zaziski
15 Lochbury Court
Spring, Texas 77379                           0        0%

ALL OFFICERS AND DIRECTORS OF FALCON  5,000,000     8.04%

     We are unaware of any arrangement or understanding that may, at a subsequent date, result in a change of control of our Company.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

     Falcon Natural Gas Corp., common stock is currently listed on the Bulletin Board System under the symbol "FNGC.BB." The common stock began trading on November 6, 2003. The high and low closing sales prices for the last two years are shown below. No dividends were paid per common share for any quarter in the last two years:


2004                                                    HIGH BID   LOW BID
                                                        ---------  --------
First Quarter                                           $    1.25  $   0.10
Second Quarter                                          $    1.90  $   0.80
Third Quarter                                           $    1.96  $   1.25
Fourth Quarter                                          $    1.42  $   0.69

2003                                                    HIGH BID   LOW BID
                                                        ---------  --------
November 6, 2003 - December 31, 2003 (First Available)  $    0.10  $   0.01

    As of February   , 2005, Falcon had approximately 37 shareholders of record.
                   --

DIVIDEND  POLICY

     No dividends have ever been declared by the Board of Directors of the Company on its common stock. At the present time the Company does not anticipate paying dividends, cash or otherwise, on it's common stock in the foreseeable future. Future dividends will depend on earnings, if any, of the Company, its financial requirements and other factors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We believe that all prior related party transactions have been entered into upon terms no less favorable to us than those that could be obtained from unaffiliated third parties. Our reasonable belief of fair value is based upon proximate similar transactions with third parties or attempts to obtain the consideration from third parties. All ongoing and future transactions with such persons, including any loans or compensation to such persons, will be approved by a majority of disinterested members of the Board of Directors.

     On March 3, 2004, a shareholder advanced the Company $100 to open the Company's bank account. The funds advanced are unsecured, non-interest bearing, and due on demand.

     During the period ended September 30, 2004, the Company borrowed $3,217 from a related party. The related party note payable is unsecured, due on demand and accrues interest at 10% per annum.

                          DESCRIPTION OF CAPITAL STOCK

COMMON  STOCK

     The Company is authorized to issue 200,000,000 shares of Common Stock, $0.00001, of which 62,182,000 shares were issued and outstanding at February 10, 2005. The securities being offered hereby are common stock. All shares have equal voting rights and are not assessable. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they chose to do so, elect all of the directors of the Company. Upon liquidation, dissolution, or winding up of the Company, the assets of the Company, after the payment of liabilities, will be distributed pro rata to the holders of the common stock. All outstanding shares of common stock are, and those issued pursuant to the Standby Equity Distribution Agreement will be fully paid and non assessable.

PREFERRED  STOCK

     The  Company  is  not  authorized  to  issue  preferred  stock.

WARRANTS

     The  Company  has  no  issued  or  outstanding  warrants.

OPTIONS

     The  Company  has  no  issued  or  outstanding  stock  options.

CONVERTIBLE  DEBENTURES

     Pursuant to a Securities Purchase Agreement entered into on November 19, 2004, Cornell Capital Partners is obligated to purchase $1,000,000 of convertible compensation debentures. The $1,000,000 was disbursed as follows:
(i) $500,000 was purchased on November 22, 2004 and (ii) the remaining $500,000 was disbursed on January 28, 2005. The debentures are convertible at the holder's option any time up to maturity, however, the holder may not convert the debentures, in whole or in part, for at least one year after the date of the debentures, at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. The debentures are secured by the assets of the Company. The debentures have a two-year term and accrue interest at 5% per year. Cornell Capital Partners, LP will receive 10% of the gross proceeds of the convertible debentures, paid directly from escrow upon each funds disbursement described above. At maturity, the debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date.

DIVIDENDS

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

TRANSFER  AGENT

     Falcon's transfer agent is Pacific Stock Transfer Company, 500 East Warm Springs Road, Suite 240 Las Vegas, Nevada 89119.

REPORTS  TO  SHAREHOLDERS

     We intend to furnish our shareholders with annual reports which will describe the nature and scope of our business and operations for the prior year and will contain a copy of our audited financial statements for its most recent fiscal year.

INDEMNIFICATION  OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION ON LIABILITY

     Pursuant to the articles of incorporation and bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the state of Nevada.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ANTI-TAKEOVER  EFFECTS  OF  PROVISIONS  OF  THE  ARTICLES  OF  INCORPORATION

     There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

                                     EXPERTS

     The audited financial statements included in this prospectus and elsewhere in the registration statement as of May 6, 2004, and the related statements of operations, stockholders' equity and cash flows for the period from March 1, 2004 (inception) through May 6, 2004. have been audited Williams & Webster, P.S. The reports of Williams &Webster, P.S. are included in this prospectus in reliance upon the authority of this firm as experts in accounting and auditing. The report of Williams Webster, P.S. contained elsewhere in this prospectus contain an explanatory paragraph regarding its ability to continue as a going concern.

                                  LEGAL MATTERS

     The validity of the shares offered herein will be opined on for us as provided by amendment.

                              AVAILABLE INFORMATION

     We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares we are offering. Prior to the effective date of the registration statement we were not subject to the information requirements of the Securities Exchange Act of 1934 (the ("Exchange Act"). At the time of the effectiveness of the registration statement we will become a "reporting company" and required to file reports pursuant to the provisions of the Exchange Act. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. Reference is hereby made to the registration statement and exhibits thereto for further information with respect to the Company and the shares to which this prospectus relates. Copies of the registration statement and other information filed by with the Commission can be inspected and copied at the public reference facilities maintained by the Commission in Washington, DC at 450 Fifth Street, NW, Washington, DC 20549. In addition, the Commission maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants such as Falcon which filed electronically with the Commission at the following Internet address:
(http:www.sec.gov).

                              FINANCIAL STATEMENTS

                                                                            PAGE
Unaudited Balance Sheet (September 30, 2004)                                 F-2

Unaudited  Statement  of  Operations  (Three Months Ended
  September 30, 2004 and March 1, 2004 (Inception) to September 30, 2004)    F-3

Unaudited  Statement  of  Stockholders'  Equity
  (March  1, 2004 (Inception) to September 30, 2004)                         F-4

Unaudited  Statement  of  Cash Flows (March 1, 2004 (Inception)
  to September 30, 2004)                                                     F-5

Notes to Financial Statements                                                F-6

Independent Auditor's Report dated July 19, 2004                             F-9

Balance Sheet (May 6, 2004)                                                 F-10

Statement of Operations (March 1, 2004 (Inception) to May 6, 2004)          F-11

Statement of Stockholders' Equity (March 1, 2004 (Inception)
  to May 6, 2004)                                                           F-12

Statement of Cash Flows (March 1, 2004 (Inception) to May 6, 2004)          F-13

Note to Financial Statements                                                F-14


                            FALCON NATURAL GAS CORP.
                      (FORMERLY COUNTRYSIDE REVIEW, INC.)
                          AN EXPLORATION STAGE COMPANY)


                                                               SEPTEMBER 30, 2004
                                                                  (UNAUDITED
                                                                      AND
BALANCE SHEET                                                       RESTATED)
                                                                  ------------
ASSETS
Current Assets
  Cash and cash equivalents                                       $   480,283
                                                                  ------------

    Total Current Assets                                              480,284
                                                                  ------------

PROPERTY AND EQUIPMENT
Equipment                                                         $     4,088
Less Accumulated Depreciation                                            (207)
                                                                  ------------
    Total Property & Equipment                                          3,881
                                                                  ------------

OTHER ASSETS
  Oil and gas leases                                                1,295,515
                                                                  ------------
  Rent deposit                                                          1,243
                                                                  ------------

                                                                    1,296,758
                                                                  ------------

TOTAL ASSETS                                                        1,780,922
                                                                  ============

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                $   450,426
  Advance from shareholder                                                100
  Note payable - related party                                          3,216
  Deposit - equity investment                                       1,000,000
                                                                  ------------
    Total Current Liabilities                                       1,453,742
                                                                  ------------

COMMITMENTS AND CONTINGENCIES                                               -
                                                                  ------------

STOCKHOLDERS' EQUITY
  Common stock, $0.00001 par value; 200,000,000 shares authorized,
  69,282,000 shares issued and outstanding, respectively                  692
  Additional paid-in capital                                        4,750,527
  Deficit accumulated during exploration stage                     (4,424,039)
                                                                  ------------
    Total Stockholders' Equity                                        327,180
                                                                  ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $ 1,780,922
                                                                  ============

The accompanying condensed note are an integral part of these interim financial statements.


                                     FALCON NATURAL GAS CORP.
                                (FORMERLY COUNTRYSIDE REVIEW, INC.)
                                   AN EXPLORATION STAGE COMPANY)
                                      STATEMENT OF OPERATIONS

                                                                      THREE MONTHS     MARCH 1, 2004
                                                                          ENDING      (INCEPTION) TO
                                                                        SEPTEMBER 30,  SEPTEMBER 30,
                                                                            2004           2004
                                                                       (UNAUDITED AND  (UNAUDITED AND
REVENUES                                                                   RESTATED)     RESTATED)
--------                                                                ------------   -------------
Depreciation                                                              $       207   $       207
Investor relations                                                             22,913        91,044
Advisory services                                                           4,041,395     4,041,395
Lease exploration                                                                   -        73,800
Internet/webhosting                                                                35        20,119
Officers & directors fees                                                      67,500        82,500
Office and general expense                                                      6,509         7,762
Professional fees                                                              20,209        75,225
Travel and entertainment                                                       16,083        16,083
Rent and related expenses                                                       7,438        16,924
                                                                          ------------   -----------

Total Expenses                                                              4,182,289     4,425,059
                                                                          ------------   -----------

OPERATING INCOME (LOSS)                                                    (4,182,289)   (4,425,059)
                                                                          ------------   -----------

OTHER INCOME (EXPENSES)
  Other income                                                                    248           500
  Interest income                                                                   -           520
                                                                          ------------   -----------

    Total Other Income (Expenses)                                                 248         1,020
                                                                          ------------   -----------

LOSS BEFORE INCOME TAXES                                                   (4,182,041)   (4,424,039)

PROVISION FOR TAXES                                                                 -             -
                                                                          ------------   -----------

NET LOSS                                                                   (4,182,041)   (4,424,039)
                                                                          ============   ===========

NET LOSS PER COMMON SHARE, BASIC AND DILUTED                                    (0.06)        (0.08)
                                                                          ============   ===========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED    68,247,217    58,470,685
                                                                          ============   ===========

The accompanying condensed note are an integral part of these interim financial statements.


                                                        FALCON NATURAL GAS CORP.
                                                  (FORMERLY COUNTRYSIDE REVIEW, INC.)
                                                     AN EXPLORATION STAGE COMPANY)
                                                   STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                   DEFICIT ACCUMULATED
                                                                      ADDITIONAL   DURING EXPLORATION     TOTAL STOCKHOLDERS'
                                            COMMON STOCK            PAID-IN CAPITAL      STAGE                  EQUITY
                                    -----------------------------  ---------------- ----------------     ---------------------
                                      NUMBER OF
                                       SHARES          AMOUNT
                                    ------------  ----------------
Stock issued for $0.001per
share for services on
March 1, 2004                         20,000,000  $            200  $      19,800    $         -           $    20,000

Shares issued for acquisition of
leases at $0.25 per share                900,000                 9        224,991              -               225,000

Reverse merger acquisition and
recapitalization                      45,000,000               450         (4,671)             -                (4,221)

Shares issued for cash at $1.00
per share net of expenses of $60         632,000                 6        631,934              -               631,940

Shares issued for services at
1.25 per share                            50,000                 0         62,500              -                62,500

Shares issued for services at
1.42 per share                         2,500,000                25      3,549,975              -             3,550,000

Shares issued for services at
1.34 per share                           100,000                 1        133,999              -               134,000

Shares issued for services at $
1.32 per share                           100,000                 1        131,999              -               132,000

Net loss for period ending
September 30, 2004                             -                 -              -      (4,424,039)          (4,424,039)

BALANCE, September 30,
2004 (unaudited)                      69,282,000  $            692  $    4,50,427   $(4,424,039)          $    327,180
                                    ============  ================  =============   ============          ============



The accompanying condensed note are an integral part of these interim financial statements.


                            FALCON NATURAL GAS CORP.
                      (FORMERLY COUNTRYSIDE REVIEW, INC.)
                          AN EXPLORATION STAGE COMPANY)
                            STATEMENT OF CASH FLOWS

                                                                             MARCH 1, 2004
                                                                             (INCEPTION TO
                                                                              SEPTEMBER 30,
                                                                                 2004)
                                                                              (UNAUDITED
                                                                                  AND
BALANCE SHEETS                                                                  RESTATED)
--------------                                                                 ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                     $(4,424,039)
  Depreciation                                                                         207
  Common stock issued for services                                               3,898,500
  Net effect of recapitalization                                                    (4,221)

Adjustments to reconcile net loss to net cash (used) by operating activities:

Changes in assets and liabilities:
  Decrease (increase) in rent deposit                                               (1,243)
  Increase (decrease) in accounts payable                                          446,739
  Increase (decrease) in equity deposit                                          1,000,000
  Increase (decrease) in advance from shareholder                                      100
                                                                               ------------

    Net cash used by operating activities                                          920,264

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:
  Purchase of equipment                                                             (4,088)
  Oil and gas lease                                                             (1,070,514)
  Cash received through recapitalization and acquisition                             2,681
                                                                               ------------

    Net cash used by investing activities                                       (1,074,602)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
  Issuance of common stock for cash                                                631,940
                                                                               ------------

    Net increase (decrease) in cash and cash equivalents                           480,283

Cash and cash equivalents beginning of period                                            -
                                                                               ------------

Cash and cash equivalents end of period                                        $   480,283
                                                                               ============

SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Income taxes paid                                                                      -
                                                                               ============
  Interest paid                                                                          -
                                                                               ============

NON-CASH INVESTING AND FINANCING TRANSACTIONS:
  Stock issued for acquisition of oil and gas leases                           $   225,000
                                                                               ============
  Stock issued for services                                                    $ 3,898,500
                                                                               ============

The accompanying condensed note are an integral part of these interim financial statements.

                            FALCON NATURAL GAS CORP.
                       (FORMERLY COUNTRYSIDE REVIEW, INC.)
                         (AN EXPLORATION STAGE COMPANY)
                     CONDENSED NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004

NOTE  1  -  ORGANIZATION  AND  DESCRIPTION  OF  BUSINESS

Falcon Natural Gas Corporation was incorporated on March 1, 2004. On April 16, 2004, Countryside Review, Inc. entered into a reverse merger transaction agreement with Falcon Natural Gas Corporation, which transaction was completed on May 6, 2004. In contemplation of this transaction and a change in business focus, Countryside Review, Inc. changed its name to Falcon Natural Gas Corp. ("the Company") effective April 12, 2004. As a result of this transaction, Falcon Natural Gas Corporation became a wholly-owned subsidiary. The Company's operations are conducted through such wholly-owned subsidiary. The Company's year-end is December 31.

The Company is in the exploration stage as a natural gas exploration company and, as such, has not realized any revenues from its planned operations. The Company's principal office is located in Houston, Texas.

Basis  of  Presentation
-----------------------
The foregoing unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Regulation S-B as promulgated by the Securities and Exchange Commission ("SEC"). Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles in the United States of America for complete financial statements. These unaudited interim financial statements should be read in conjunction with the Company's audited financial statements for the year ended December 31, 2003. In the opinion of management, the unaudited interim financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented. Operating results for the period ended September 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Recent  Accounting  Pronouncements
----------------------------------
In May 2003, the Financial Account Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (hereinafter "SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has determined that there was no impact from the adoption of the statement.

Concentration  of  Risk
-----------------------
The Company maintains a cash account in one commercial bank in Houston, Texas. Although the financial institution is considered creditworthy and has not experienced any losses on its deposits, at September 30, 2004, the Company's cash balance exceeded Federal Deposit Insurance Corporation (FDIC) limits by $380,000.

Property  and  Equipment
------------------------
Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which is five years. See Note 4.

Stock  Split
------------
In April, 2004, the Company entered into a 5 for 1 forward stock split. All references in the accompanying financial statements have been restated to reflect this stock split. See Note 3.

Going  Concern
--------------
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has generated no revenues since inception. For the period ended September 30, 2004, the Company recorded losses of approximately $4,242,039 and had an accumulated deficit of approximately $4,424,039. The Company, being an exploration stage enterprise, is currently implementing a revised business plan that will, if successful, mitigate these factors that raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE  3  -  SHARE  EXCHANGE

On May 6, 2004, the Company, Falcon Natural Gas Corporation (the "Corporation") and shareholders of the Corporation completed a share exchange whereby the Corporation became a wholly owned subsidiary of Falcon Natural Gas Corp. Falcon Natural Gas Corp. issued 20,000,000 shares of its common stock to the Corporation shareholders in exchange for the services received. The Company computed the number of shares issued in this transaction based on the par value of the Corporation's common stock on the date of issuance and recognized an expense of $20,000 for services. In addition, 900,000 shares of common stock were issued in partial payment of an oil and gas lease valued at $0.25 per share, or $225,000. Pursuant to the share exchange, the Company issued
20,900,000 shares of its common stock in exchange for 20,900,000 shares of common stock of the Corporation, which represented 100% of the Corporation's issued and outstanding common stock. This acquisition is being accounted for as a reverse merger and recapitalization whereby the operating company, Falcon Natural Gas Corporation, is the continuing entity for all accounting purposes.

The recapitalization of the Company required the following accounting adjustment in order to properly reflect the accumulated deficit in the financial statements:


                       NUMBER OF                     ADDITIONAL         DEFICIT    SHAREHOLDERS'
                        SHARES        AMOUNT       PAID-IN CAPITAL    ACCUMULATED      EQUITY
PRIOR TO
RECAPITALIZATION       45,000,000  $        450     $    99,500    $   (104,221)  $    (4,221)

RECAPITALIZATION
ADJUSTMENT TO CLOSE
DEFICIT ACCUMULATED            --            --     $  (104,221)   $    104,221            --

                       45,000,000  $        450     $    (4,671)   $          -   $    (4,221)
TOTAL                ============   ============    ============   ============   ============

The  net  liabilities  assumed  represented  the  following  items:

                     CASH AND CASH EQUIVALENTS        $ 2,681
                     LESS ACCOUNTS PAYABLE             (3,686)
                     ACCOUNTS PAYABLE SHAREHOLDERS     (3,216)

                     NET  LIABILITIES  ASSUMED       $ (4,221)
                                                      ========

The following transactions involved the majority shareholder of the Company prior to the share exchange with Falcon Natural Gas Corporation.

On March 22, 2004, an investor acquired an aggregate of 20,000,000 shares of common stock of Countryside Review, Inc. in exchange for $500,000 pursuant to three stock purchase agreements with three shareholders. On March 23, 2004, the investor returned 5,000,000 shares of common stock to Countryside Review, Inc., which shares were subsequently cancelled, returned to treasury, and then retired and restored to the status of authorized and unissued. As a result of these transactions, control of Countryside Review, Inc. shifted to the investor who owned 15,000,000 shares or 33.3% of the common stock of Countryside Review, Inc. prior to the share exchange agreement with Falcon Natural Gas Corporation.

Effective April 12, 2004, Countryside Review, Inc. changed its name to Falcon Natural Gas Corp. and authorized a 5 to1 forward stock split of the originally issued and outstanding Countryside Review Inc. shares. All references in the accompanying financial statements and notes to the common shares and per share amounts have been restated to reflect the forward stock split. The Company also reauthorized two hundred million (200,000,000) shares of common stock with a par value of $0.00001 per share.

NOTE  4  -  PROPERTY  AND  EQUIPMENT

Capital assets are recorded at cost. Depreciation is calculated using the straight-line method over five years. The following is a summary of property, equipment and accumulated depreciation at September 30, 2004:

                COMPUTER EQUIPMENT                $ 4,088
                LESS: ACCUMULATED DEPRECIATION     (3,686)

                TOTAL PROPERTY & EQUIPMENT        $ 3,881
                                                  ========

NOTE  5  -  OIL  AND  GAS  LEASES

On March 25, 2004, the Company paid cash and issued stock for oil and gas leases. The leases, assigned from Argyle Energy, Inc. (hereinafter "Argyle"), entitle the Company to a 100% working interest and 70% net revenue interest in 5 tracts of land in Starr County, Texas.

NOTE  6  -  COMMITMENTS  AND  CONTINGENCIES

On June 14, 2004, the Company entered into a contract for investor relations services. The terms of the contract include a retainer of $5,000 per month plus any out-of-pocket expenses, and 50,000 restricted shares in the Company's common stock. See Note 8.

On August 2, 2004, the Company contracted with Argyle Energy, Inc. ("Argyle") for various oil, gas and mineral leases located in St. Mary Parish, Louisiana. The contract provides that the Company will receive a 100% working interest in these leases in exchange for two cash payments to Argyle of $404,235 and $454,235 by September 30, 2004. As of this date, a cash payment of $404,235 was made and an accrual for the remaining payment of $454,235 had been made to the financial statements.

On August 2, 2004, the Company entered into a business consultant agreement. The consultant will be paid $15,000 for work performed in accordance with the agreement. In addition, the Company agreed to pay the consultant 7.5% in cash and 10% in warrants for any financing monies raised. As of September 30, 2004, no financing monies had been raised by the consultant.

On August 9, 2004, the Company entered into an agreement for financial advisory services. The terms of the agreement include compensation of 2% cash and 2% warrants on all monies raised by the financial advisory company and payment of a retainer in the amount of $5,000. The agreement states a termination date of January 1, 2005. As of September 30, 2004, no funds had been raised by the financial advisory company.

NOTE  7  -  RELATED  PARTY  TRANSACTIONS

A shareholder advanced the Company $100 to open the Company's bank account. The funds advanced are unsecured, non-interest bearing, and due on demand.

During the period ending September 30, 2004, the Company borrowed $3,216 from a related party. The related note payable is unsecured, due on demand and accrues interest at 10% per annum.

NOTE  8  -  COMMON  STOCK

During the period ended September 30, 2004, the Company issued 20,000,000 shares valued at $0.001 per share for services received.

During the period ended September 30, 2004, the Company issued 900,000 shares of common stock in partial payment of an oil and gas lease. The shares were valued at $0.25 per share, or $225,000.

During the period ended September 30, 2004, the Company issued for cash 632,000 shares of common stock at $1.00 per share, less expenses of $60, for a net of $631,940.

On June 14, 2004, the Company issued 50,000 restricted shares valued at $1.25 per share as part of an investor relations contract. See Note 6.

On August 2, 2004, the Company issued 2,500,000 shares valued at $1.42 per share fore services as part of the Argyle Energy, Inc. lease contract. See Note 6 and 10.

On August 27, 2004, the Company issued 100,000 shares valued at $1.32 per share to an independent consultant for advisory services. See Note 10.

On September 7, 2004, the Company issued 100,000 shares value at $1.34 per share to an independent consultant for advisory services. See Note 10.

During the period ending September 30, 2004, the Company received $1,000,000 in cash as a deposit for purchase of 1,000,000 shares for $1,000,000 cash. The chase received has been determined to be a cash deposit for equity investment and has been properly allocated in the financial statements. The agreement a underlying this deposit was completed on October 8, 2004. See Note 9 and 10.

NOTE  9  -  SUBSEQUENT  EVENT

On October 8, 2004, the Company entered into an agreement with Lucerne Energy Holding AG for the sale of 1,500,000 shares of common stock valued at $1.00 per share. $1,000,000 of the $1,500,000 sale was accounted for as an equity investment deposit.

During the month of October, 2004, the president/CEO of the Company and the director of the Company entered into a mutual agreement for the cancellation of 9,000,000 shares of common stock in consideration for the resignation of the president/CEO of the Company. The president/CEO of the Company retained 1,000,000 shares of common stock.

NOTE 10 - CORRECTION OF AN ERROR

Subsequent to the issuance of the original financial statements for the period ended September 30, 2004, management discovered that certain accounting positions and information were not correct.

During the period ending September 30, 2004, the Company determined that 1,000,000 shares of the 1,500,000 shares sold for $1.00 per share to Lucerne Energy Holding AG were not issued when cash was received and the transaction was determined to be a deposit for equity investment. Management determined that this error had the effect of overstating common stock by $15, additional paid in capital by $1,499,985, and subscription receivable by $500,000 and understating deposit - equity investment by $1,000,000. Management has determined that this transaction had no effect on net loss for the period.

On August 2, 2004, the Company entered into an agreement with an entity to provide services in exchange for 2,500,000 common shares. Management determined that this transaction had not been recorded and had the effect of understating the net loss by $3,550,000 for the period and understatement of common shares by $25 and additional paid in capital by $3,549,975.

On August 27, 2004 and September 7, 2004, the Company entered into two separate agreements with two individuals to provide services on the Company's advisory board in exchange for 100,000 common shares each (or an aggregate of 200,000 common shares). Management determined that this transaction had not been recorded and had the effect of understating the net loss for the period by $266,000 and understatement of common stock by $2 and additional paid in capital by $265,998.


                                          September 30, 2004
                                          ------------------
Financial Position:                Originally Reported     Restated
                                  ---------------------  ------------
     Deposit - equity investment  $                  -   $ 1,000,000
     Common stock                 $                680   $       692
     Additional paid in capital   $          2,434,539   $ 4,750,527
     Accumulated deficit          $            608,040)  $(4,424,039)

Results of Operations:
    Operating expenses            $           (609,060)  $(4,425,059)
    Net Loss                      $           (608,040)  $(4,424,039)

Net Loss Per Share                $              (0.01)  $     (0.08)

                          INDEPENDENT AUDITORS' REPORT


To  the  Board  of  Directors  and  Stock  holders
Falcon  Natural  Gas  Corporation
Houston,  Texas

We have audited the accompanying balance sheet of Falcon Natural Gas Corporation (an exploration stage enterprise) as of May 6, 2004, and the related statements of operations, stockholders' equity and cash flows for the period from March 1, 2004 (inception) through May 6, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards established by the Public Company Accounting Oversight Board. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Falcon Natural Gas Corporation as of May 6, 2004, and the results of its operations and its cash flows for the period from March 1, 2004 (inception) through May 6, 2004 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, the Company has been in the exploration stage since inception, has an accumulated deficit, and has no revenues. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Williams  &  Webster,  P.S.
Certified  Public  Accountants
Spokane  Washington
July  19,  2004


                       FALCON NATURAL GAS CORP.
                 (FORMERLY COUNTRYSIDE REVIEW, INC.)
                     AN EXPLORATION STAGE COMPANY)

                                                                  MAY 6,
BALANCE SHEET                                                     2004
                                                                ---------
ASSETS
Current Assets
  Cash and cash equivalents                                     $449,537
  Loan receivable-parent                                           7,500
                                                                ---------
  Deposits                                                         1,243
                                                                ---------

    Total Current Assets                                         458,280
                                                                ---------

OTHER ASSETS
  Oil and gas leases                                             304,311
                                                                ---------

    Total Other Assets                                           304,311
                                                                ---------

TOTAL ASSETS                                                     762,591
                                                                =========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Advance from shareholder                                      $    100
                                                                ---------

    Total Current Liabilities                                        100
                                                                ---------

COMMITMENTS AND CONTINGENCIES                                          -
                                                                ---------

STOCKHOLDERS' EQUITY
  Common stock, $0.001 par value; 200,000,000 shares authorized,
  21,532,000 shares issued and outstanding                        21,532
  Additional paid-in capital                                     855,408
  Subscription receivable                                        (20,000)
  Deficit accumulated during exploration stage                   (94,449)
                                                                ---------

    Total Stockholders' Equity                                   762,491
                                                                ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $762,491
                                                                =========

The accompanying condensed note are an integral part of these interim financial statements.


                  FALCON NATURAL GAS CORP.
            (FORMERLY COUNTRYSIDE REVIEW, INC.)
                AN EXPLORATION STAGE COMPANY)

                  STATEMENT OF OPERATIONS

                                                 FROM
                                             MARCH 1, 2004
                                            (INCEPTION OF
                                              EXPLORATION
                                               STAGE) TO
                                                 MAY 6,
REVENUES                                          2004
                                              ------------
GENERAL AND ADMINISTRATIVE EXPENSES
  Lease exploration                           $    55,350
  Officer and directors fees                       22,551
  Office and general                                1,548
  Professional fees                                15,000
                                              ------------

    Total Operating Expenses                        4,449
                                              ------------

LOSS BEFORE INCOME TAXES                          (94,449)

PROVISION FOR TAXES                                     -
                                              ------------

NET LOSS                                          (94,449)
                                              ============

NET LOSS PER COMMON SHARE, BASIC AND DILUTED        (0.01)
                                              ============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING, BASIC AND DILUTED                 15,021,978
                                              ============

The accompanying condensed note are an integral part of these interim financial statements.


                                            FALCON NATURAL GAS CORP.
                                       (FORMERLY COUNTRYSIDE REVIEW, INC.)
                                          AN EXPLORATION STAGE COMPANY)
                                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                                   ADDITIONAL     SUBSCRIPTION
                                          COMMON STOCK           PAID-IN CAPITAL   RECEIVABLE   DEFICIT
                                  ------------------------------ ---------------   ---------- ACCUMULATED
                                    NUMBER OF                                                    DURING        TOTAL
                                     SHARES           AMOUNT                                   EXPLORATION  STOCKHOLDERS'
                                  -------------  ----------------                                 STAGE        EQUITY
                                                                                               -----------   -----------
Balance March 1, 2004             $           -  $              -  $         -     $      -    $      -      $      -

Stock issued for $0.01 per share     20,000,000            20,000            -      (20,000)          -             -

Shares issued for acquisition of
leases at $0.25 per share               900,000               900      224,100            -           -       225,000

Shares issued for cash at $1.00
per share net of expenses of $60        632,000               632      631,308            -           -       631,940

Net loss for the period ended
May 6, 2004                                   -                 -            -            -     (94,449)      (94,449)

BALANCE, May 6, 2004                 21,532,000  $         21,532  $   855,408     $(20,000)   $(94,449)     $762,491
                                  ============= =================  ============    ==========  ===========   ==========


The accompanying condensed note are an integral part of these interim financial statements.


                   FALCON NATURAL GAS CORP.
             (FORMERLY COUNTRYSIDE REVIEW, INC.)
                AN EXPLORATION STAGE COMPANY)

                  STATEMENT OF CASH FLOWS

                                                         FROM
                                                    MARCH 1, 2004
                                                   (INCEPTION OF
                                                     EXPLORATION
                                                      STAGE) TO
                                                        MAY 6,
BALANCE SHEET                                            2004
-------------                                         ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                             $ (94,449)

Changes in assets and liabilities:
  Notes receivable                                       (7,500)
  Decrease (increase) in deposits                        (1,243)
                                                      ----------

  Net cash used by operating activities                (103,192)
                                                      ----------

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:
  Acquisition of oil and gas leases                     (79,311)
                                                      ----------

    Net cash provided by investing activities           (79,311)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
  Loan from shareholder                                     100
  Issuance of common stock for cash                     631,940
                                                      ----------

    Net cash provided by financing activities           632,040
                                                      ----------

  Net increase (decrease) in cash and cash equivalents  449,537

Cash and cash equivalents beginning of period                 -
                                                      ----------

Cash and cash equivalents end of period                 449,537
                                                      ==========

SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Income taxes paid                                           -
                                                      ==========

  Interest paid                                               -
                                                      ==========

NON-CASH INVESTING AND FINANCING TRANSACTIONS:
  Stock issued for oil and gas leases                 $ 225,000
  Stock issued for subscription receivable            $  20,000

The accompanying condensed note are an integral part of these interim financial statements.

                         FALCON NATURAL GAS CORPORATION
                          (A EXPLORATION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                   MAY 6, 2004

NOTE  1  -  ORGANIZATION  AND  DESCRIPTION  OF  BUSINESS

Falcon Natural Gas Corporation (the "Company") was incorporated on March 1,2004 under the laws of the State of Nevada primarily for the purpose of oil and gas exploration. The Company is a wholly owned subsidiary of Falcon Natural Gas Corp.

The Company's principal office is located in Vancouver, British Columbia, Canada. The Company's year-end is December 31.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Recent  Accounting  Pronouncements
----------------------------------
In May 2003, the Financial Account Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (hereinafter "SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has determined that there was no impact from the adoption of the statement.

Accounting  Method
------------------

The Company's financial statements are prepared using the accrual method of accounting.

Use  of  Estimates
------------------
The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Exploration  Stage  Activities
------------------------------
The Company has been in the exploration stage since its formation on March 1, 2004 and has not realized revenues from its planned operations. It has been primarily engaged in oil and gas exploration.

Concentration  of  Risk
-----------------------
The Company maintains a cash account in one commercial bank in Houston, Texas. Although the financial institution is considered creditworthy and has not experienced any losses on its deposits, at May 6, 2004, the Company's cash balance exceeded Federal Deposit Insurance Corporation (FDIC) limits by $349,537.

Cash  and  Cash  Equivalents
----------------------------
The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Derivative  Instruments
-----------------------
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (hereinafter "SFAS No. 131"), as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", and SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". These standards establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

At May 6, 2004, the Company had not engaged in any transactions that would be considered derivative instruments or hedging activities.

Foreign  Currency  Translation  Gains/Losses
--------------------------------------------
The Company has adopted Financial Accounting Standard No. 52. Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date. Gains or losses are included in income for the year, except gains or losses relating to long-term debt that are deferred and amortized over the remaining term of the debt. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction.

Impaired  Asset  Policy
-----------------------
In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (hereinafter "SFAS No. 144". SFAS No. 144 replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." This standard establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations. SFAS No. 144 requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations. The
Company has no long-lived assets at the present time and therefore no adjustments are needed to the carrying value of its assets at May 6, 2004.

Fair  Value  of  Financial  Instruments
---------------------------------------
The carrying amounts for cash, loan receivable, and advances approximate their fair value.

Revenue  Recognition
--------------------
Revenues and cost of revenues will be recognized when services or products are furnished or delivered. At May 6, 2004, no revenues were realized or recognized by the Company.

Provision  for  Taxes
---------------------
Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

At May 6, 2004, the Company had net deferred tax assets (calculated at an expected rate of 34%) of approximately $32,000 principally arising from net operating loss carryforwards for income tax purposes. The net deferred taxes are calculated based upon both federal and state expected tax rates. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been recorded at May 6, 2004. The significant components of the deferred tax asset at May 6, 2004 were as follows:

Net operating loss carryforward                 $94,400
                                              ===========
Deferred tax asset                              $32,000
Deferred tax asset valuation allowance          (32,000)
                                              -----------
Net tax assets                                  $     -
                                              ===========


At May 6, 2004, the Company has net operating loss carryforwards of approximately $94,400, which expire in the year 2024.

Basic  and  Diluted  Net  Loss  Per  Share
------------------------------------------
Net loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. At May 6, 2004, basic and diluted net loss per share are the same, as there were no common stock equivalents outstanding.

Going  Concern
--------------
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has generated no revenues since inception. For the period ended May 6, 2004, the Company recorded a loss of $94,449 and had an accumulated deficit. The Company, being an exploration stage enterprise, is currently implementing a revised business plan that will, if successful, mitigate these factors that raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Recent  Accounting  Pronouncements
----------------------------------
In  April  2003,  the  Financial  Accounting Standards Board issued Statement of
Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (hereinafter "SFAS No. 149"). SFAS No. 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Company's financial statements are not impacted by the adoption of this statement.

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (hereinafter "SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The
Company's financial statements are not impacted by the adoption of this statement.

NOTE  3  -  RELATED  PARTY  TRANSACTIONS

A shareholder advanced the Company $100 to open the Company's bank account. The funds advanced are unsecured, non-interest bearing, and due on demand.

During the period ended May 6, 2004, the Company advanced $7,500 to the parent company for payment of general office expenses. The loan is unsecured and non-interest bearing.

NOTE  4  -  COMMON  STOCK

Upon incorporation, the Company authorized the issuance of 200,000,000 shares of common stock at a par value of $0.001 per share. The Company issued 20,000,000 shares of common stock during May 2004 as a subscription receivable

During the period ended May 6, 2004, the Company issued for cash 632,000 shares of common stock at $1.00 per share, less expenses of $60, for a net of $631,940. The Company also issued 900,000 shares of common stock in partial payment of an oil and gas lease. The shares were valued at $0.25 per share, or $225,000.

NOTE  5  -OIL  AND  GAS  LEASES

During the period ended May 6, 2004, the Company paid cash and issued stock for oil and gas leases.

The leases, assigned from Argyle Energy, Inc. (hereinafter "Argyle"), entitles the Company to 100% of the working interest and 70% of the net revenue interest in 5 tracts of land in Starr County, Texas.

WE  HAVE  NOT  AUTHORIZED  ANY  DEALER,  SALESPERSON  OR
OTHER  PERSON  TO  PROVIDE  ANY  INFORMATION  OR  MAKE
ANY  REPRESENTATIONS  ABOUT  FALCON  NATURAL  GAS  CORP.
EXCEPT  THE  INFORMATION  OR  REPRESENTATIONS  CONTAINED
IN  THIS  PROSPECTUS.  YOU  SHOULD  NOT  RELY  ON  ANY
ADDITIONAL  INFORMATION  OR  REPRESENTATIONS  IF  MADE.

                             -----------------------

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

[ ] except the common stock offered by this
    prospectus;                                        ---------------------
[ ] in any jurisdiction in which the offer or                PROSPECTUS
    solicitation is not authorized;                    ---------------------
[ ] in any jurisdiction where the dealer or
    other salesperson is not qualified to make
    the offer or solicitation;
[ ] to any person to whom it is unlawful to make         12,448,193 SHARES OF
    the offer or solicitation; or                            COMMON STOCK
[ ] to any person who is not a United States
    resident or who is outside the jurisdiction
    of the United States.                              FALCON NATURAL GAS CORP.

The delivery of this prospectus or any accompanying sale does not imply that:

[ ] there have been no changes in the affairs of
    Falcon Natural Gas Corp. after the date of this
    prospectus; or
[ ] the information contained in this prospectus is
    correct after the date of this prospectus.                         ,  2005
                                                -----------------------

Until            ,  2005,  all  dealers
       ---------
effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Pursuant to the articles of incorporation and bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the state of Nevada.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Falcon will pay all expenses in connection with this offering.

      Securities and Exchange Commission Registration Fee     $
                                                                   ---------
      Printing and Engraving Expenses                         $     2,500.00
      Accounting Fees and Expenses                            $    15,000.00
      Legal Fees and Expenses                                 $    50,000.00
      Miscellaneous                                           $
                                                                   ---------
      TOTAL                                                   $    85,000.00

ITEM  26.  SALES  OF  UNREGISTERED  SECURITIES

     During the past three years, the Company has issued the following securities without registration under the Securities Act of 1933:

Pre-Acquisition:
---------------


NAME                    DATE         SHARES    CONSIDERATION
Doug Berry        December 7, 2001  2,400,000  $       24,000
Bernadette Berry  December 7, 2001    800,000  $        8,000
Lisa Zumpano      December 7, 2001    800,000  $        8,000


Post-Acquisition:
----------------

     On April 4, 2003, the Company raised $60,000 pursuant to a Form SB-2 Registration Statement.

     During the period ended September 30, 2004, the Company issued 20,000,000 shares valued at $0.001 per share for services received.

     During the period ended September 30, 2004, the Company issued 900,000 shares of common stock in partial payment of an oil and gas lease. The shares were valued at $0.25 per share, or $225,000.

     On June 14, 2004, the Company issued 50,000 restricted shares valued at $1.25 per share as part of an investor relations contract.

     On July 23, 2004, the Company issued for cash 632,000 shares of common stock at $1.00 per share, less expenses of $60, for a net of $631,940.

     On August 31, 2004, the Company issued 2,500,000 shares valued at $1.42 per share for services as part of the Argyle Energy, Inc. lease contract.

     On September 20, 2004, the Company issued 100,000 shares valued at $1.32 per share to an independent consultant for advisory services.

     On September 7, 2004, the Company issued 100,000 shares value at $1.34 per share to an independent consultant for advisory services.

     In October 2004, the Company sold 1,500,000 shares of its common stock to a foreign private investment group for $1,500,000 (or $1 per share).

     On December 8, 2004, the Company issued 392,000 shares of its common stock to Cornell Capital Partners, LP as a one-time commitment for entering into a Standby Equity Distribution Agreement.

     On December 8, 2004, the Company issued 8,000 shares of its common stock to an entity as consideration for services.

     The Company believes that all of the above transactions were transactions not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended, since (a) each of the transactions involved the offering of such securities to a substantially limited number of persons;
(b) each person took the securities as an investment for his/her/its own account and not with a view to distribution; (c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Securities Act of 1933, as amended; (d) each person had knowledge and experience in business and financial matters to understand the merits and risk of the investment; therefore no registration state-ment needed to be in effect prior to such issuances.

ITEM  27.  EXHIBITS

EXHIBIT  NO.  DESCRIPTION  OF  EXHIBIT
-----------   ------------------------------------------------------------------

3.1(1)        Articles  of  Incorporation

3.2(1)        By-Laws

3.3(2)        Certificate  of  Amendment  to  the  Articles  of  Incorporation

3.4(3)        Code  of  Conduct

5.1(4)        Opinion  of  Counsel to be provided by amendment

10.1(5)       Exchange  Agreement

10.2(6)       Standby Equity Distribution Agreement with Cornell Capital
              Partners, L.P.

10.3(6) Registration Rights Agreement with Cornell Capital Partners, L.P. related to the Standby Equity Distribution

10.4(6) Placement Agent Agreement with Sloan Securities Corporation, related to the Standby Equity Distribution

10.5( ) Promissory Note issued to Cornell Capital Partners, L.P. in the amount of $1,000,000

10.6(6)       Security  Agreement  with  Cornell  Capital  Partners,  L.P.

23.1(7)       Consent to be provided by amendment

23.2(4)       Consent  of  Williams  &  Webster,  P.S.

----------------------------
(1) Incorporated by reference from Registrant's Form SB-2 filed with the SEC on March 13, 2002.
(2) Incorporated by reference from Registrants' Form 8-K filed with the SEC on April 12, 2004.
(3) Incorporated by reference from Registrants' Form 10-KSB filed with the SEC on March 17, 2004.
(4)  Provided  herewith.
(5) Incorporated by reference from Registrants' Form 8-K filed with the SEC on May 7, 2004.
(6) Incorporated by reference from Registrant's Form 8-K filed with the SEC on November 30, 2004
(7)  Incorporated  by  reference  to  Exhibit  5.1.
(8)  Incorporated  by  reference  to  Exhibit  23-2.

ITEM  28.  UNDERTAKINGS

     The  undersigned  registrant  hereby  undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

          (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) Include any additional or changed material information on the plan of distribution;

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on February 11, 2005.

Date:  February  11, 2005   FALCON  NATURAL  GAS  CORP.


                              By:  /s/Fred  B.  Zaziski
                                   --------------------
                              Name:  Fred  B.  Zaziski
                              Title:  Chief  Executive  Officer  and  Director


     In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE                       TITLE                         DATE
----------------------------    -------------------------     ------------------

By: /s/ Massimiliano Pozzoni    Vice President, Secretary,   February  11,  2005
     -----------------------    Treasurer and Principal
    Massimiliano  Pozzoni       Financial  Officer